                                                              EXHIBIT 1.1


                    HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
                         HARTFORD, CONNECTICUT  06104-2999
                            (A STOCK INSURANCE COMPANY)
                                  (THE "COMPANY")

                          NATIONAL SERVICE CENTER ADDRESS:
                                   P.O. BOX 59179
                           MINNEAPOLIS, MINNESOTA  55459

Will pay the Death Proceeds to the Beneficiary, upon receipt at Our National Service Center in Minneapolis, Minnesota, of due proof of the Last Surviving Insured's death while the Policy was in force. You must notify Us In Writing and give Us due proof of the first death of the Insureds as soon as possible after the death.

Signed for the Company

/s/ Lynda Godkin                     /s/ Lowndes A. Smith
--------------------------              ---------------------------------
Lynda Godkin, Secretary                 Lowndes A. Smith, President



READ YOUR POLICY CAREFULLY
This is a legal contract between You and Us

                        RIGHT TO EXAMINE POLICY

WE WANT YOU TO BE SATISFIED WITH THE POLICY YOU HAVE PURCHASED. WE URGE YOU TO EXAMINE IT CLOSELY. IF, FOR ANY REASON YOU ARE NOT SATISFIED, YOU MAY DELIVER OR MAIL THE POLICY TO US OR TO THE AGENT FROM WHOM IT WAS PURCHASED ANYTIME DURING YOUR FREE LOOK PERIOD. YOUR FREE LOOK PERIOD BEGINS ON THE DAY YOU GET YOUR POLICY AND ENDS TEN DAYS AFTER YOU GET IT. IN SUCH AN EVENT, THE POLICY WILL BE RESCINDED AND WE WILL PAY AN AMOUNT EQUAL TO THE GREATER OF THE PREMIUMS PAID FOR THE POLICY LESS ANY INDEBTEDNESS OR THE SUM
OF: I) THE ACCOUNT VALUE LESS ANY INDEBTEDNESS, ON THE DATE THE RETURNED POLICY IS RECEIVED BY US OR TO THE AGENT FROM WHOM IT WAS PURCHASED; AND, II) ANY DEDUCTIONS UNDER THE POLICY OR CHARGES ASSOCIATED WITH THE SEPARATE ACCOUNT.

CASH SURRENDER VALUE PAYABLE ON THE SCHEDULED MATURITY DATE, UNLESS EXTENDED BY
                             ELECTION OF OWNER
            DEATH PROCEEDS PAYABLE AT DEATH OF LAST SURVIVING INSURED
                              ADJUSTABLE DEATH BENEFIT
                       PREMIUMS PAYABLE AS SHOWN ON PAGE 3
                                 NON-PARTICIPATING

THE PORTIONS OF THE ACCOUNT VALUES PROVIDED BY THIS CONTRACT THAT ARE IN THE SUB-ACCOUNTS ARE BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT. THEY ARE VARIABLE AND NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT. THE AMOUNT OF THE DEATH BENEFIT MAY BE FIXED OR VARIABLE DEPENDING ON THE INVESTMENT EXPERIENCE OF THAT SEPARATE ACCOUNT. THE DEATH BENEFIT GUARANTEE AMOUNT IS A DEATH BENEFIT GUARANTEE SUBJECT TO THE CONDITIONS DESCRIBED ON PAGE 14.

                              LAST SURVIVOR FLEXIBLE PREMIUM
                              VARIABLE LIFE INSURANCE POLICY


                                                                   [LOGO]
                                                              HARTFORD LIFE

LA-1151(98)                                                 PRINTED IN U.S.A.

                                 TABLE OF CONTENTS

                                                              PAGE

     Policy Specifications                                      3

     Definitions                                                5

     Death Benefit                                              7

     Increases and Decreases in Face Amount                     8

     Premiums                                                   9

     Valuation Provisions                                      10

     Account Value, Cash Value
          and Cash Surrender Value                             11

     Transfers                                                 12

     Monthly Deduction Amount                                  12

     Lapse and Policy Grace Period                             13

     Reinstatement                                             15

     Policy Loans                                              15

     Withdrawals                                               16

     Surrenders                                                17

     Payments By Us                                            17

     Taxation                                                  17

     The Contract                                              17

     Ownership and Beneficiary                                 19

     Termination and Maturity Date                             20

     Income Settlement Options                                 21

     Any Riders follow page                                    22


                                       Page 2

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


                               POLICY SPECIFICATIONS

------------------------------------------------------------------------------
                              BASE POLICY INFORMATION
------------------------------------------------------------------------------

POLICY:                                 LAST SURVIVOR FLEXIBLE
                                        PREMIUM VARIABLE LIFE

POLICY NUMBER:                          VL00001
FIRST INSURED:                          JOHN DOE
ISSUE AGE/SEX:                          35, MALE
INSURANCE CLASS:                        PREFERRED/NON-NICOTINE
SECOND INSURED:                         MARY DOE
ISSUE AGE/SEX:                          35, FEMALE
INSURANCE CLASS:                        PREFERRED/NON-NICOTINE

OWNER:                                  JOHN DOE
BENEFICIARY:                            JANE DOE

INITIAL PLANNED PREMIUM:                $10,000.00
PAYMENT FREQUENCY:                      ANNUAL

INITIAL FACE AMOUNT:                    $1,000,000
DEATH BENEFIT OPTION:                   A (LEVEL OPTION)
DEATH BENEFIT OPTION C LIMIT:           NOT APPLICABLE

DEATH BENEFIT GUARANTEE AMOUNT:         $1,000,000
DEATH BENEFIT GUARANTEE PERIOD:         JANUARY 1, 1999 - DECEMBER 31, 2029
MONTHLY DEATH BENEFIT
GUARANTEE PREMIUM:                      $617.23

POLICY DATE:                            JANUARY 1, 1999
DATE OF ISSUE:                          JANUARY 1, 1999
SCHEDULED MATURITY DATE:                JANUARY 1, 2064*

ANNUAL FIXED ACCOUNT
MINIMUM CREDITED RATE:                       3.5%
SEPARATE ACCOUNT:                            [VARIABLE LIFE TWO]
INITIAL PREMIUM ALLOCATION:                  [HARTFORD MONEY MARKET FUND]

* IT IS POSSIBLE THAT COVERAGE WILL EXPIRE PRIOR TO THE SCHEDULED MATURITY DATE SHOWN WHERE PREMIUMS AND INVESTMENT EXPERIENCE ARE INSUFFICIENT TO CONTINUE COVERAGE TO SUCH DATE. COVERAGE MAY ALSO BE AFFECTED BY CHANGES IN THE MONTHLY DEDUCTION AMOUNT.


                                       Page 3

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


                               POLICY SPECIFICATIONS

------------------------------------------------------------------------------
                              BASE POLICY INFORMATION
------------------------------------------------------------------------------

POLICY:                                 LAST SURVIVOR FLEXIBLE PREMIUM VARIABLE
                                        LIFE

POLICY NUMBER:                          VL00001
FIRST INSURED:                          JOHN DOE
ISSUE AGE:                              35
INSURANCE CLASS:                        PREFERRED/NON-NICOTINE
SECOND INSURED:                         MARY DOE
ISSUE AGE:                              35
INSURANCE CLASS:                        PREFERRED/NON-NICOTINE

OWNER:                                  JOHN DOE
BENEFICIARY:                            JANE DOE

INITIAL PLANNED PREMIUM:                $10,000.00
PAYMENT FREQUENCY:                      ANNUAL

INITIAL FACE AMOUNT:                    $1,000,000
DEATH BENEFIT OPTION:                   A (LEVEL OPTION)
DEATH BENEFIT OPTION C LIMIT:           NOT APPLICABLE

DEATH BENEFIT GUARANTEE AMOUNT:         $1,000,000
DEATH BENEFIT GUARANTEE PERIOD:         JANUARY 1, 1999 - DECEMBER 31, 2029
MONTHLY DEATH BENEFIT
GUARANTEE PREMIUM:                      $650.49

POLICY DATE:                            JANUARY 1, 1999
DATE OF ISSUE:                          JANUARY 1, 1999
SCHEDULED MATURITY DATE:                JANUARY 1, 2064*

ANNUAL FIXED ACCOUNT
MINIMUM CREDITED RATE:                  3.5%
SEPARATE ACCOUNT:                       [VARIABLE LIFE TWO]
INITIAL PREMIUM ALLOCATION:             [HARTFORD MONEY MARKET FUND]


* IT IS POSSIBLE THAT COVERAGE WILL EXPIRE PRIOR TO THE SCHEDULED MATURITY DATE SHOWN WHERE PREMIUMS AND INVESTMENT EXPERIENCE ARE INSUFFICIENT TO CONTINUE COVERAGE TO SUCH DATE. COVERAGE MAY ALSO BE AFFECTED BY CHANGES IN THE MONTHLY DEDUCTION AMOUNT.


                                       Page 3 (continued)

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

POLICY NUMBER:                          VL0000001

                               POLICY SPECIFICATIONS

------------------------------------------------------------------------------
                           ADDITIONAL BENEFITS AND RIDERS
------------------------------------------------------------------------------

SINGLE LIFE YEARLY RENEWABLE TERM

     DESIGNATED INSURED:                          JOHN DOE
     ISSUE AGE/SEX:                               35/MALE
     INSURANCE CLASS:                             PREFERRED NON-NICOTINE
     RIDER FACE AMOUNT:                           $50,000
     DEATH BENEIT OPTION:                         RETURN OF PREMIUM
     FIRST YEAR MONTHLY TERM INSURANCE CHARGE:    $3.04
     DATE OF ISSUE:                               01/01/1999
     RIDER EFFECTIVE DATE:                        01/01/1999
     TERMINATION DATE:                            01/01/2019

------------------------------------------------------------------------------

SINGLE LIFE YEARLY RENEWABLE TERM

     DESIGNATED INSURED:                          MARY DOE
     ISSUE AGE/SEX:                               35/FEMALE
     INSURANCE CLASS:                             PREFERRED NON-NICOTINE
     RIDER FACE AMOUNT:                           $50,000
     DEATH BENEIT OPTION:                         LEVEL
     FIRST YEAR MONTHLY TERM INSURANCE CHARGE:    $2.81
     DATE OF ISSUE:                               01/01/1999
     RIDER EFFECTIVE DATE:                        01/01/1999
     TERMINATION DATE:                            01/01/2019

------------------------------------------------------------------------------




                                 Page 3 (continued)

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

POLICY NUMBER:                                    VL0000001


                               POLICY SPECIFICATIONS

------------------------------------------------------------------------------
                           ADDITIONAL BENEFITS AND RIDERS
------------------------------------------------------------------------------

SINGLE LIFE YEARLY RENEWABLE TERM

     DESIGNATED INSURED:                          JOHN DOE
     ISSUE AGE:                                   35
     INSURANCE CLASS:                             PREFERRED NON-NICOTINE
     RIDER FACE AMOUNT:                           $50,000
     DEATH BENEIT OPTION:                         RETURN OF PREMIUM
     FIRST YEAR MONTHLY TERM INSURANCE CHARGE:    $2.81
     DATE OF ISSUE:                               01/01/1999
     RIDER EFFECTIVE DATE:                        01/01/1999
     TERMINATION DATE:                            01/01/2019

------------------------------------------------------------------------------

SINGLE LIFE YEARLY RENEWABLE TERM

     DESIGNATED INSURED:                          MARY DOE
     ISSUE AGE:                                   35
     INSURANCE CLASS:                             PREFERRED NON-NICOTINE
     RIDER FACE AMOUNT:                           $50,000
     DEATH BENEIT OPTION:                         LEVEL
     FIRST YEAR MONTHLY TERM INSURANCE CHARGE:    $2.34
     DATE OF ISSUE:                               01/01/1999
     RIDER EFFECTIVE DATE:                        01/01/1999
     TERMINATION DATE:                            01/01/2019



------------------------------------------------------------------------------

                                 Page 3 (continued)

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


POLICY NUMBER:                                    VL0000001

                               POLICY SPECIFICATIONS

                                   POLICY CHARGES

------------------------------------------------------------------------------
                          DEDUCTIONS FROM PREMIUM PAYMENTS
------------------------------------------------------------------------------

     TYPE OF CHARGE                               PERCENT OF PREMIUMS PAID
     --------------                               -------------------------

     MAXIMUM SALES CHARGES:
     ----------------------
     ALL POLICY YEARS                             6.00%

     PREMIUM TAX CHARGE:
     --------------------
     ALL POLICY YEARS                             [1.75%]*

* THE PREMIUM TAX PERCENTAGE RATE DEPENDS UPON THE RATE ASSESSED BY YOUR STATE OR MUNICIPALITY OF RESIDENCE. IF YOUR STATE OR MUNICIPALITY OF RESIDENCE CHANGES AND/OR IF YOUR RESIDENCE STATE OR MUNICIPALITY CHANGES ITS PREMIUM TAX RATE, THE PREMIUM TAX RATE WILL CHANGE TO EQUAL THAT NEW RATE.

------------------------------------------------------------------------------
                       MAXIMUM DEDUCTIONS FROM ACCOUNT VALUE
------------------------------------------------------------------------------

     TYPE OF                       POLICY    CHARGE OR
     CHARGE                        YEARS     PERCENT OF VALUE
     ------                        ------    -----------------
     MONTHLY ADMINISTRATIVE        1-5       $30.00 PER MONTH
     CHARGE                        6 +       $10.00 PER MONTH

     MORTALITY AND EXPENSE
     RISK RATES

       ACCUMULATED VALUE           1-10      0.0625% PER MONTH (0.75% PER
       MORTALITY AND EXPENSE                 YEAR) OF THE ACUMULATED VALUE RISK
       RATE                                  IN THE SUB-ACCOUNTS.

                                   11+       0.05% PER MONTH (0.60% PER YEAR)
                                             OF THE ACCUMULATED VALUES IN
                                             THE SUB-ACCOUNTS.

       FACE AMOUNT MORTALITY       1-10      0.192 PER MONTH PER $1,000 OF
       AND EXPENSE RISK RATE PER             INITIAL FACE AMOUNT.
       $1,000
                                   11+       0

     FACE AMOUNT INCREASE                    0.0833 PER MONTH PER $1,000
     FEE                                     OF UNSCHEDULED INCREASE IN
                                             FACE AMOUNT.
                                             THIS AMOUNT WILL NOT BE LESS
                                             THAN $41.67 PER MONTH BUT WILL
                                             NOT EXCEED $250 PER MONTH.

------------------------------------------------------------------------------


                                   Page 3A
1151(3A)                                               PRINTED IN U.S.A.

POLICY NUMBER:                     VL0000001

                               POLICY SPECIFICATIONS

                                   POLICY CHARGES

------------------------------------------------------------------------------
                          DEDUCTIONS FROM PREMIUM PAYMENTS
------------------------------------------------------------------------------

     TYPE OF CHARGE                PERCENT OF  PREMIUMS PAID
     -------------                 -------------------------

     MAXIMUM SALES CHARGES:
     ---------------------
     ALL POLICY YEARS              6.00%

     PREMIUM TAX CHARGE:
     ---------------------
     ALL POLICY YEARS              [1.75%]*

* THE PREMIUM TAX PERCENTAGE RATE DEPENDS UPON THE RATE ASSESSED BY YOUR STATE OR MUNICIPALITY OF RESIDENCE. IF YOUR STATE OR MUNICIPALITY OF RESIDENCE CHANGES AND/OR IF YOUR RESIDENCE STATE OR MUNICIPALITY CHANGES ITS PREMIUM TAX RATE, THE PREMIUM TAX RATE WILL CHANGE TO EQUAL THAT NEW RATE.

------------------------------------------------------------------------------
                       MAXIMUM DEDUCTIONS FROM ACCOUNT VALUE
------------------------------------------------------------------------------

     TYPE OF                       POLICY    CHARGE OR
     CHARGE                        YEARS     PERCENT OF VALUE
     -------                       ------    ----------------
     MONTHLY ADMINISTRATIVE        1-5       $30.00 PER MONTH
     CHARGE                        6 +       $10.00 PER MONTH

     MORTALITY AND EXPENSE
     RISK RATES

       ACCUMULATED VALUE           1-10      0.0625% PER MONTH (0.75% PER
       MORTALITY AND EXPENSE                 YEAR) OF THE ACUMULATED VALUE
       RISK RATE                             IN THE SUB-ACCOUNTS.

                                   11+       0.05% PER MONTH (0.60% PER YEAR)
                                             OF THE ACCUMULATED VALUES IN
                                             THE SUB-ACCOUNTS.

       FACE AMOUNT MORTALITY       1-10      0.195 PER MONTH PER $1,000 OF
       AND EXPENSE RISK RATE PER             INITIAL FACE AMOUNT.
       $1,000
                                   11+       0

     FACE AMOUNT INCREASE                    0.0833 PER MONTH PER $1,000
     FEE                                     OF UNSCHEDULED INCREASE IN
                                             FACE AMOUNT.
                                             THIS AMOUNT WILL NOT BE LESS
                                             THAN $41.67 PER MONTH BUT WILL
                                             NOT EXCEED $250 PER MONTH.


------------------------------------------------------------------------------


                             Page 3A
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

POLICY NUMBER:                     VL0000001

                               POLICY SPECIFICATIONS
                                   POLICY CHARGES

------------------------------------------------------------------------------
                                  TRANSFER CHARGE
------------------------------------------------------------------------------

     ALL POLICY YEARS              $00.00 FOR THE FIRST TRANSFER IN ANY CALENDAR
                                   MONTH.

     ALL POLICY YEARS              $25.00 PER TRANSFER IN EXCESS OF 1 PER
                                   CALENDAR MONTH.

------------------------------------------------------------------------------
                                 SURRENDER CHARGES
------------------------------------------------------------------------------

          POLICY         SURRENDER      POLICY         SURRENDER
            YEAR         CHARGE         YEAR           CHARGE

          1              $5,884.68       6             $3,362.67
          2               5,884.68       7              2,522.00
          3               5,884.68       8              1,681.34
          4               5,044.01       9                840.67
          5               4,203.34      10+                 0.00

SURRENDER CHARGES WILL BE REDUCED AS THE RESULT OF ANY PRIOR SURRENDER CHARGES ASSESSED.





------------------------------------------------------------------------------


                                      Page 3B
1151(3B)                                                    PRINTED IN U.S.A.

POLICY NUMBER:                 VL0000001

                               POLICY SPECIFICATIONS
                                   POLICY CHARGES

------------------------------------------------------------------------------
                                  TRANSFER CHARGE
------------------------------------------------------------------------------

          ALL POLICY YEARS              $00.00 FOR THE FIRST TRANSFER IN ANY
                                         CALENDAR MONTH.

          ALL POLICY YEARS              $25.00 PER TRANSFER IN EXCESS OF 1 PER
                                         CALENDAR MONTH.

------------------------------------------------------------------------------
                                 SURRENDER CHARGES
------------------------------------------------------------------------------

          POLICY         SURRENDER      POLICY         SURRENDER
            YEAR         CHARGE         YEAR           CHARGE

          1              $6,164.05       6             $3,522.32
          2               6,164.05       7              2,641.74
          3               6,164.05       8               1761.16
          4               5,283.47       9                880.58
          5               4,402.90      10+                 0.00

SURRENDER CHARGES WILL BE REDUCED AS THE RESULT OF ANY PRIOR SURRENDER CHARGES ASSESSED.




------------------------------------------------------------------------------

                                      Page 3B
1151(3B)U                                               PRINTED IN U.S.A.

POLICY NUMBER:           VL0000001

                               POLICY SPECIFICATIONS

------------------------------------------------------------------------------
                          SCHEDULED FACE AMOUNT INCREASES
------------------------------------------------------------------------------

         DATE OF INCREASE          SCHEDULED INCREASE AMOUNT
         ----------------          -------------------------
          JANUARY 1, 2000               $75,000
          JANUARY 1, 2001               $75,000
          JANUARY 1, 2002               $75,000
          JANUARY 1, 2003               $75,000





------------------------------------------------------------------------------

                                      Page 3C
1151(3C)                                                PRINTED IN U.S.A.

POLICY NUMBER:           VL0000001

                               POLICY SPECIFICATIONS

------------------------------------------------------------------------------
                     TABLE OF MINIMUM DEATH BENEFIT PERCENTAGES
               AND MONTHLY MAXIMUM COST OF INSURANCE RATES PER $1,000
------------------------------------------------------------------------------

           MINIMUM     MAXIMUM COST              MINIMUM      MAXIMUM COST
POLICY  DEATH BENEFIT  OF INSURANCE  POLICY   DEATH BENEFIT    OF INSURANCE
 YEAR    PERCENTAGES      RATE        YEAR     PERCENTAGES        RATE
------------------------------------------------------------------------------
   1      250.00         0.0003         34         117.00          0.7182
   2      250.00         0.0007         35         116.00          0.8414
   3      250.00         0.0013         36         115.00          0.9879
   4      250.00         0.0020         37         113.00          1.1653
   5      250.00         0.0028         38         111.00          1.3822

   6      250.00         0.0038         39         109.00          1.6447
   7      243.00         0.0051         40         107.00          1.9553
   8      236.00         0.0066         41         105.00          2.3140
   9      229.00         0.0083         42         105.00          2.7198
   10     222.00         0.0103         43         105.00          3.1724

   11     215.00         0.0127         44         105.00          3.6760
   12     209.00         0.0155         45         105.00          4.2428
   13     203.00         0.0188         46         105.00          4.8903
   14     197.00         0.0226         47         105.00          5.6355
   15     191.00         0.0271         48         105.00          6.4950

   16     185.00         0.0324         49         105.00          7.4696
   17     178.00         0.0388         50         105.00          8.5493
   18     171.00         0.0466         51         105.00          9.7187
   19     164.00         0.0559         52         105.00         10.9650
   20     157.00         0.0669         53         105.00         12.2768

   21     150.00         0.0799         54         105.00         13.6477
   22     146.00         0.0949         55         105.00         15.0844
   23     142.00         0.1120         56         105.00         16.5963
   24     138.00         0.1316         57         104.00         18.2119
   25     134.00         0.1548         58         103.00         19.9859

   26     130.00         0.1823         59         102.00         22.0472
   27     128.00         0.2156         60         101.00         24.6880
   28     126.00         0.2565         61         100.00         28.4789
   29     124.00         0.3068         62         100.00         34.5196
   30     122.00         0.3671         63         100.00         44.7758

   31     120.00         0.4378         64         100.00         61.9954
   32     119.00         0.5194         65         100.00         83.3333
   33     118.00         0.6123

THE MINIMUM DEATH BENEFIT PERCENTAGES ARE DETERMINED TO COMPLY WITH SECTION 7702 OF THE INTERNAL REVENUE CODE. THE MAXIMUM COST OF INSURANCE RATES DO NOT EXCEED THE COST OF INSURANCE RATES BASED ON THE 1980 COMMISSIONERS STANDARD ORDINARY MALE OR FEMALE, SMOKER OR NONSMOKER MORTALITY TABLE, AGE LAST BIRTHDAY. THE MAXIMUM COST OF INSURANCE RATES HAVE BEEN ADJUSTED TO REFLECT ANY SPECIAL CLASS RATING.

                                     Page 3D
1151(3D)                                               PRINTED IN U.S.A.

POLICY NUMBER:           VL0000001

                               POLICY SPECIFICATIONS

------------------------------------------------------------------------------
                     TABLE OF MINIMUM DEATH BENEFIT PERCENTAGES
               AND MONTHLY MAXIMUM COST OF INSURANCE RATES PER $1,000
------------------------------------------------------------------------------

           MINIMUM     MAXIMUM COST              MINIMUM       MAXIMUM COST
POLICY  DEATH BENEFIT  OF INSURANCE   POLICY   DEATH BENEFIT   OF INSURANCE
 YEAR    PERCENTAGES      RATE         YEAR     PERCENTAGES       RATE
------------------------------------------------------------------------------
   1      250.00         0.0003         34         117.00          0.9092
   2      250.00         0.0008         35         116.00          1.0708
   3      250.00         0.0014         36         115.00          1.2703
   4      250.00         0.0022         37         113.00          1.4988
   5      250.00         0.0030         38         111.00          1.7626

   6      250.00         0.0041         39         109.00          2.0864
   7      243.00         0.0054         40         107.00          2.4621
   8      236.00         0.0069         41         105.00          2.8870
   9      229.00         0.0088         42         105.00          3.3610
   10     222.00         0.0109         43         105.00          3.8795

   11     215.00         0.0135         44         105.00          4.4466
   12     209.00         0.0165         45         105.00          5.0747
   13     203.00         0.0202         46         105.00          5.7796
   14     197.00         0.0244         47         105.00          6.5778
   15     191.00         0.0293         48         105.00          7.4853

   16     185.00         0.0353         49         105.00          8.5026
   17     178.00         0.0426         50         105.00          9.6154
   18     171.00         0.0514         51         105.00         10.8026
   19     164.00         0.0622         52         105.00         12.0488
   20     157.00         0.0750         53         105.00         13.3413

   21     150.00         0.0904         54         105.00         14.6689
   22     146.00         0.1086         55         105.00         16.0414
   23     142.00         0.1301         56         105.00         17.4720
   24     138.00         0.1550         57         104.00         18.9860
   25     134.00         0.1849         58         103.00         20.6346

   26     130.00         0.2208         59         102.00         22.5656
   27     128.00         0.2638         60         101.00         25.0891
   28     126.00         0.3162         61         100.00         28.7688
   29     124.00         0.3801         62         100.00         34.6975
   30     122.00         0.4566         63         100.00         44.8669

   31     120.00         0.5462         64         100.00         62.0401
   32     119.00         0.6507         65         100.00         83.3333
   33     118.00         0.7709

THE MINIMUM DEATH BENEFIT PERCENTAGES ARE DETERMINED TO COMPLY WITH SECTION 7702 OF THE INTERNAL REVENUE CODE. THE MAXIMUM COST OF INSURANCE RATES DO NOT EXCEED THE COST OF INSURANCE RATES BASED ON THE 1980 COMMISSIONERS STANDARD ORDINARY SMOKER OR NONSMOKER MORTALITY BLENDED TABLE B, AGE LAST BIRTHDAY. THE MAXIMUM COST OF INSURANCE RATES HAVE BEEN ADJUSTED TO REFLECT ANY SPECIAL CLASS RATING.

                                      Page 3D
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


POLICY NUMBER:           VL0000001

                               POLICY SPECIFICATIONS
------------------------------------------------------------------------------
            SINGLE LIFE YEARLY RENEWABLE TERM LIFE RIDER SPECIFICATIONS
------------------------------------------------------------------------------

DESIGNATED INSURED:      JOHN DOE

               TABLE OF SINGLE LIFE YEARLY RENEWABLE TERM LIFE RIDER
                 MONTHLY MAXIMUM RATES (PER $1,000 OF RIDER BENEFIT)

 POLICY   MAXIMUM      POLICY           MAXIMUM
  YEAR     RATE         YEAR             RATE

    1     0.1442         34              2.4933
    2     0.1517         35              2.7483
    3     0.1617         36              3.0367
    4     0.1725         37              3.3658
    5     0.1842         38              3.7458

    6     0.1983         39              4.1758
    7     0.2133         40              4.6483
    8     0.2292         41              5.1533
    9     0.2467         42              5.6867
   10     0.2658         43              6.2442

   11     0.2875         44              6.8292
   12     0.3108         45              7.4600
   13     0.3358         46              8.1567
   14     0.3633         47              8.9375
   15     0.3933         48              9.8183

   16     0.4275         49             10.7950
   17     0.4667         50             11.8483
   18     0.5117         51             12.9542
   19     0.5633         52             14.0983
   20     0.6208         53             15.2633

   21     0.6850         54             16.4442
   22     0.7550         55             17.6575
   23     0.8292         56             18.9208
   24     0.9117         57             20.2633
   25     1.0042         58             21.7350

   26     1.1075         59             23.4792
   27     1.2225         60             25.8192
   28     1.3550         61             29.3217
   29     1.5050         62             35.0825
   30     1.6717         63             45.0833

   31     1.8542         64             62.0958
   32     2.0517         65             83.3333
   33     2.2633

THE MAXIMUM RATES DO NOT EXCEED THE COST OF INSURANCE RATES BASED ON THE 1980 COMMISSIONERS STANDARD ORDINARY MALE/FEMALE SMOKER OR NONSMOKER MORTALITY TABLE, AGE LAST BIRTHDAY WITH TEN YEAR SELECT FACTORS. THE MAXIMUM COST OF INSURANCE RATES HAVE BEEN ADJUSTED TO REFLECT ANY SPECIAL CLASS RATING.

                                      Page 4
1151(4)                                               PRINTED IN U.S.A.

POLICY NUMBER:           VL0000001

                               POLICY SPECIFICATIONS
------------------------------------------------------------------------------
            SINGLE LIFE YEARLY RENEWABLE TERM LIFE RIDER SPECIFICATIONS
------------------------------------------------------------------------------

DESIGNATED INSURED:      MARY DOE

               TABLE OF SINGLE LIFE YEARLY RENEWABLE TERM LIFE RIDER
                 MONTHLY MAXIMUM RATES (PER $1,000 OF RIDER BENEFIT)

 POLICY   MAXIMUM       POLICY         MAXIMUM
  YEAR     RATE          YEAR           RATE

    1     0.1258         34              1.5525
    2     0.1342         35              1.6917
    3     0.1442         36              1.8550
    4     0.1550         37              2.0542
    5     0.1667         38              2.2983

    6     0.1808         39              2.5908
    7     0.1958         40              2.9275
    8     0.2108         41              3.3033
    9     0.2258         42              3.7100
   10     0.2408         43              4.1458

   11     0.2575         44              4.6175
   12     0.2750         45              5.1400
   13     0.2942         46              5.7342
   14     0.3142         47              6.4175
   15     0.3367         48              7.2050

   16     0.3617         49              8.0933
   17     0.3892         50              9.0725
   18     0.4208         51             10.1317
   19     0.4558         52             11.2633
   20     0.4917         53             12.4658

   21     0.5300         54             13.7400
   22     0.5683         55             15.0958
   23     0.6058         56             16.5442
   24     0.6433         57             18.1183
   25     0.6858         58             19.8775

   26     0.7358         59             21.9458
   27     0.7975         60             24.6025
   28     0.8742         61             28.4183
   29     0.9683         62             34.4900
   30     1.0742         63             44.7700

   31     1.1883         64             61.9967
   32     1.3067         65             83.3333
   33     1.4275

THE MAXIMUM RATES DO NOT EXCEED THE COST OF INSURANCE RATES BASED ON THE 1980 COMMISSIONERS STANDARD ORDINARY MALE/FEMALE SMOKER OR NONSMOKER MORTALITY TABLE, AGE LAST BIRTHDAY WITH TEN YEAR SELECT FACTORS. THE MAXIMUM COST OF INSURANCE RATES HAVE BEEN ADJUSTED TO REFLECT ANY SPECIAL CLASS RATING.

                                 Page 4 (Continued)
1151(4 CONT'D)                                     PRINTED IN U.S.A.

POLICY NUMBER:           VL0000001

                               POLICY SPECIFICATIONS
------------------------------------------------------------------------------
            SINGLE LIFE YEARLY RENEWABLE TERM LIFE RIDER SPECIFICATIONS
------------------------------------------------------------------------------

DESIGNATED INSURED:      JOHN DOE

               TABLE OF SINGLE LIFE YEARLY RENEWABLE TERM LIFE RIDER
                 MONTHLY MAXIMUM RATES (PER $1,000 OF RIDER BENEFIT)

   POLICY MAXIMUM        POLICY         MAXIMUM
    YEAR  RATE           YEAR           RATE

    1     0.1400         34              2.2925
    2     0.1483         35              2.5217
    3     0.1575         36              2.7992
    4     0.1692         37              3.0975
    5     0.1808         38              3.4242

    6     0.1950         39              3.8183
    7     0.2092         40              4.2542
    8     0.2250         41              4.7217
    9     0.2425         42              5.2183
   10     0.2608         43              5.7367

   11     0.2817         44              6.2833
   12     0.3033         45              6.8758
   13     0.3275         46              7.5333
   14     0.3542         47              8.2733
   15     0.3817         48              9.1117

   16     0.4142         49             10.0458
   17     0.4508         50             11.0583
   18     0.4933         51             12.1283
   19     0.5417         52             13.2442
   20     0.5950         53             14.3983

   21     0.6533         54             15.5850
   22     0.7167         55             16.8200
   23     0.7850         56             18.1208
   24     0.8575         57             19.5158
   25     0.9392         58             21.0583

   26     1.0317         59             22.8975
   27     1.1358         60             25.3433
   28     1.2558         61             28.9575
   29     1.3942         62             34.8292
   30     1.5483         63             44.9450

   31     1.7150         64             62.0675
   32     1.8950         65             83.3333
   33     2.0867

THE MAXIMUM RATES DO NOT EXCEED THE COST OF INSURANCE RATES BASED ON THE 1980 COMMISSIONERS STANDARD ORDINARY SMOKER OR NONSMOKER MORTALITY BLENDED TABLE B, AGE LAST BIRTHDAY WITH TEN YEAR SELECT FACTORS. THE MAXIMUM COST OF INSURANCE RATES HAVE BEEN ADJUSTED TO REFLECT ANY SPECIAL CLASS RATING.

                                       Page 4
1151(4U)                                                PRINTED IN U.S.A.

POLICY NUMBER:           VL0000001

                               POLICY SPECIFICATIONS
            SINGLE LIFE YEARLY RENEWABLE TERM LIFE RIDER SPECIFICATIONS

DESIGNATED INSURED:      MARY DOE

               TABLE OF SINGLE LIFE YEARLY RENEWABLE TERM LIFE RIDER
                 MONTHLY MAXIMUM RATES (PER $1,000 OF RIDER BENEFIT)

  POLICY  MAXIMUM      POLICY          MAXIMUM
   YEAR    RATE         YEAR             RATE

    1     0.1400         34              2.2925
    2     0.1483         35              2.5217
    3     0.1575         36              2.7992
    4     0.1692         37              3.0975
    5     0.1808         38              3.4242

    6     0.1950         39              3.8183
    7     0.2092         40              4.2542
    8     0.2250         41              4.7217
    9     0.2425         42              5.2183
   10     0.2608         43              5.7367

   11     0.2817         44              6.2833
   12     0.3033         45              6.8758
   13     0.3275         46              7.5333
   14     0.3542         47              8.2733
   15     0.3817         48              9.1117

   16     0.4142         49             10.0458
   17     0.4508         50             11.0583
   18     0.4933         51             12.1283
   19     0.5417         52             13.2442
   20     0.5950         53             14.3983

   21     0.6533         54             15.5850
   22     0.7167         55             16.8200
   23     0.7850         56             18.1208
   24     0.8575         57             19.5158
   25     0.9392         58             21.0583

   26     1.0317         59             22.8975
   27     1.1358         60             25.3433
   28     1.2558         61             28.9575
   29     1.3942         62             34.8292
   30     1.5483         63             44.9450

   31     1.7150         64             62.0675
   32     1.8950         65             83.3333
   33     2.0867

THE MAXIMUM RATES DO NOT EXCEED THE COST OF INSURANCE RATES BASED ON THE 1980 COMMISSIONERS STANDARD ORDINARY SMOKER OR NONSMOKER MORTALITY BLENDED TABLE B, AGE LAST BIRTHDAY WITH TEN YEAR SELECT FACTORS. THE MAXIMUM COST OF INSURANCE RATES HAVE BEEN ADJUSTED TO REFLECT ANY SPECIAL CLASS RATING.

                                 Page 4 (Continued)
1151(4U CONT'D)                                       PRINTED IN U.S.A.

DEFINITIONS    The definitions in this section apply to the following words and phrases whenever and wherever they appear in the Policy.

               ACCOUNT VALUE: the total of all amounts in the Fixed Account, Loan Account and Sub-Accounts.

               ACCUMULATION UNIT: an accounting unit used to calculate the value of a Sub-Account.

               CASH SURRENDER VALUE:  the Cash Value less all Indebtedness.

               CASH VALUE: the Account Value less any applicable Surrender Charges.

               COMPANY, WE, US, OUR: the Company referred to on the first page of the Policy.

               CUMULATIVE DEATH BENEFIT GUARANTEE PREMIUM: the premium required to maintain the Death Benefit Guarantee. On the Policy Date, the Cumulative Death Benefit Guarantee Premium is the Monthly Death Benefit Guarantee Premium shown on Page 3. On each Monthly Activity Date thereafter, the Cumulative Death Benefit Premium is: (a) the Cumulative Death Benefit Guarantee Premium on the previous Monthly Activity Date; plus (b) the current Monthly Death Benefit Guarantee Premium.

               DATE OF ISSUE: the date shown on Page 3 from which Suicide and Incontestability provisions are measured. The date may be different from the Policy Date.

               DEATH BENEFIT: on the Policy Date, the Death Benefit equals the Face Amount. Thereafter, it may change in accordance with the terms of the Death Benefit Option provision, the Minimum Death Benefit provision and the Death Benefit Guarantee provision.

               DEATH BENEFIT GUARANTEE AMOUNT: a benefit amount selected by You at the time You apply for this policy. This is the Death Benefit that will apply to Your Policy while the Death Benefit Guarantee is in effect.

               DEATH BENEFIT OPTION: the Death Benefit Option in effect determines how the Death Benefit is calculated. The three Death Benefit Options provided are described in the Death Benefit section.

               DEATH PROCEEDS: the amount which We will pay on the death of the Last Surviving Insured.

               DOLLAR COST AVERAGING: systematic transfers from one account to any other available accounts.

               FACE AMOUNT: an amount We use to determine the Death Benefit. On the Policy Date, the Face Amount equals the Initial Face Amount shown on Page 3. Thereafter, it may change in accordance with the terms of the Increases and Decreases in Face Amount provision, the Death Benefit Option Changes provision, the Death Benefit Guarantee provision and the Withdrawals provision.

               FIXED ACCOUNT: part of the Company's General Account to which all or a portion of the Account Value may be allocated.

               FUNDS: the registered open-end management companies in which assets of the Separate Account may be invested.


                                       Page 5
1151(5/6)                                                 PRINTED IN U.S.A.

DEFINITIONS    GENERAL ACCOUNT:  all Company assets other than those allocated
(CONTINUED)    to the separate accounts.

               INDEBTEDNESS: all loans taken on the Policy, plus any interest due or accrued minus any loan repayments.

               IN WRITING:  in a written form satisfactory to Us.

               ISSUE AGE: as of the Policy Date, an Insured's age on his/her last birthday.

               LAST SURVIVING INSURED: the Insured who survives after the death of one of the Insureds shown on Page 3. If both Insureds die simultaneously, the Last Surviving Insured will be the First Insured shown on Page 3.

               LOAN ACCOUNT: an account established for any amounts transferred from the Fixed Account and Sub-Accounts as a result of loans.
               The amounts in the Loan Account are credited with interest and are not subject to the investment experience of any Sub-Accounts.

               MONTHLY ACTIVITY DATE: the Policy Date and the same date in each succeeding month as the Policy Date. However, whenever the Monthly Activity Date falls on a date other than a Valuation Day, the Monthly Activity Date will be deemed to be the next Valuation Day.

               NET PREMIUM: the amount of premium credited to the Account Value. It is the premium paid minus the deductions from premium shown on Page 3A.

               PLANNED PREMIUM: the amount that the Owner intends to pay. The Initial Planned Premium is shown on Page 3.

               POLICY ANNIVERSARY:  an anniversary of the Policy Date.

               POLICY DATE: the date shown on Page 3 from which Policy Anniversaries and Policy Years are determined. This is the date the Policy goes into effect.

               POLICY YEARS:  years as measured from the Policy Date.

               PRO RATA BASIS: an allocation method based on the proportion of the Account Value in the Fixed Account and each Sub-Account.

               SCHEDULED MATURITY DATE: the date, shown on Page 3, on which the Policy will mature, in accordance with the Termination and Maturity Date provision.

               SEPARATE ACCOUNT: an account, as specified on Page 3, which has been established by Us to separate the assets funding the variable benefits for the class of contracts to which the Policy belongs from the other assets of the Company.

               SUB-ACCOUNTS:  the subdivisions of the Separate Account.

               SURRENDER CHARGE: a charge that may be assessed if You surrender the Policy or the Face Amount is decreased.

               VALUATION DAY: the date on which a Sub-Account is valued. This occurs everyday We are open and the New York Stock Exchange is open for trading.

               VALUATION PERIOD: the period of time between the close of business on successive Valuation Days.

               YOU, YOUR:  the Owner of the Policy.

                                       Page 6
1151(5/6)                                                PRINTED IN U.S.A.

DEATH BENEFIT  GENERAL
               Upon receipt of due proof of the Last Surviving Insured's death, We will pay the Death Proceeds to the Beneficiary.

               DEATH PROCEEDS
               Death Proceeds equal the Death Benefit described below less Indebtedness and less any due and unpaid Monthly Deduction Amounts occurring during a Policy Grace Period.

               However, if the Last Surviving Insured dies after We receive a request In Writing from You to surrender the Policy, the Cash Surrender Value will be paid in lieu of the Death Proceeds.

               The Death Benefit is the greater of:
               (a) the Death Benefit provided by the Death Benefit Option chosen; and
               (b)  the Minimum Death Benefit described below.

               NOTIFICATION OF FIRST DEATH OF THE INSUREDS
               You must notify Us In Writing and give Us due proof of the first death of the Insureds as soon as possible after the death.

               DEATH BENEFIT OPTIONS
               You have three Death Benefit Options.
               1. Under Option A (Level Option), the Death Benefit is the current Face Amount.

               2. Under Option B (Return of Account Value Option), the Death Benefit is the current Face Amount, plus the Account Value on the date We receive due proof of the Last Surviving Insured's death.

               3. Under Option C (Return of Premium Option), the Death Benefit is the lesser of: (a) the current Face Amount, plus the sum of the premiums paid; or (b) the Death Benefit Option C Limit shown on Page 3.

               DEATH BENEFIT OPTION CHANGES
               You may change Your Death Benefit Option, subject to the conditions described here. You must notify Us In Writing of the change. Such change will be effective on the Monthly Activity Date following the date We receive the request.

               You may change Option C (Return of Premium Option) or Option B (Return of Account Value Option) to Option A (Level Option). If You do, the Face Amount will become that amount available as a Death Benefit immediately prior to the option change.

               You may change Option A (Level Option) to Option B (Return of Account Value Option). If You do, the Face Amount will become that amount available as a Death Benefit immediately prior to the option change, reduced by the then current Account Value. Any resulting decrease in the Face Amount may be subject to a partial Surrender Charge as described in the Decreases in Face Amount provision.

               MINIMUM DEATH BENEFIT
               We will automatically increase the Death Benefit so that it will never be less than the Account Value multiplied by the Minimum Death Benefit Percentage for the then current Policy Year. The Table of Minimum Death Benefit Percentages is shown on Page 3D. This is to qualify the Policy as life insurance under the Internal Revenue Code.


                                       Page 7
1151(7/8)                                                  PRINTED IN U.S.A.

INCREASES AND  GENERAL
DECREASES IN   At any time after the first Policy Year, You may make a request
FACE AMOUNT    In Writing to change the Face Amount.  The minimum amount by which the Face Amount can be increased or decreased is based on Our rules then in effect.

               We reserve the right to limit You to one increase or decrease in any 12 month period.

               SCHEDULED INCREASES IN FACE AMOUNT
               We will increase the Face Amount automatically by the amounts shown on Page 3C. These scheduled increases will continue until You request to discontinue the increases or until You request to decrease the Face Amount of Your Policy. Decreases in the Face Amount as a result of a withdrawal will not affect Your scheduled increases.

               Scheduled increases in the Face Amount are not subject to the Face Amount Increase Fee.

               UNSCHEDULED INCREASES IN FACE AMOUNT
               All requests to increase the Face Amount must be applied for on a new application and accompanied by the Policy. All requests will be subject to evidence of insurability satisfactory to Us. Any increase approved by Us will be effective on the Monthly Activity Date shown on the new policy specifications page, provided that the Monthly Deduction Amount for the first month after the effective date of the increase is made. The Face Amount Increase Fee as shown on Page 3A is assessed on the first twelve Monthly Activity Dates beginning on the effective date of each increase.

               DECREASES IN FACE AMOUNT
               A decrease in the Face Amount will be effective on the Monthly Activity Date following the date We receive Your request. The remaining Face Amount must not be less than Our minimum rules then in effect. If during the Surrender Charge Period, You decrease Your Face Amount to an amount lower than it has ever been, a partial Surrender Charge will be assessed.

               The Surrender Charge assessed will be:
               (a) the Surrender Charge applicable to the then current Policy Year, if any; multiplied by
               (b)  the percentage described below.

               The percentage will be determined by:
               (i) subtracting the new Face Amount from the lowest previous Face Amount; and
               (ii) dividing that difference by the lowest previous Face Amount.

               The Surrender Charge assessed will be deducted from Your Account Value on the Monthly Activity Date on which the decrease becomes effective. We will also reduce the Surrender Charges applicable to future Policy Years and provide You a revised schedule of Surrender Charges.



                                       Page 8
1151(7/8)                                                    PRINTED IN U.S.A.

PREMIUMS       GENERAL
               No insurance is effective until We receive premiums sufficient to cover the Monthly Deduction Amount on the Policy Date. After the first premium has been paid, subsequent premiums can be paid at any time.

               Checks must be made payable to the Company shown on the first page of the Policy.

               Checks may be sent to either:
               (a)  Us at the address shown on the premium notice; or
               (b) Our authorized agent in exchange for a receipt signed by Our President or Secretary and countersigned by such agent.

               We will apply any amount received under the Policy as a premium unless it is clearly marked otherwise. The premium will be applied on the date We receive it at the address shown on the premium notice.

               PLANNED PREMIUM PAYMENTS
               We will send You a premium notice for the Planned Premium payment. The notices may be sent at 12, 6, or 3 month intervals. The Initial Planned Premium payment and payment frequency You selected are shown on Page 3. You may change the Planned Premium payment shown on the premium notices subject to Our premium limitations.

               FLEXIBLE PREMIUMS
               After the first premium has been paid, Your subsequent premium payments are flexible. The actual amount and frequency of payment will affect the Account Value and could affect the amount and duration of insurance provided by the Policy.

               You may pay additional premiums at any time prior to the Scheduled Maturity Date subject to Our Premium Limitations.

               PREMIUM LIMITATIONS
               You may pay premiums at any time prior to the Scheduled Maturity Date subject to the following limitations:
               (a) the minimum premium that We will accept is $50 or the amount required to keep the Policy in force.
               (b) if premiums are received which would cause the Policy to fail to meet the definition of a life insurance contract in accordance with the Internal Revenue Code, We reserve the right to refund the excess premium payments. Such refunds and interest thereon will be made within 60 days after the end of a Policy Year.
               (c) We reserve the right to require evidence of insurability for any premium payment that results in an increase in the Death Benefit greater than the amount of the premium.
               (d) any premium received in excess of $1,000,000 is subject to Our approval.

               INITIAL PREMIUM ALLOCATION
               The initial Net Premium and any additional Net Premiums received by Us prior to the end of the Right to Examine Policy Period will be allocated as shown on Page 3 on the later of:
               (a)  the Policy Date; and
               (b)  the date We receive the premium.

               The accumulated values of these amounts will then be allocated to the Fixed Account and Sub-Accounts according to the premium allocation You specified in the application on the later of:
               (a)  at the end of the Right to Examine Policy Period; or
               (b) the date We receive the final requirement to put the Policy in force.

                                       Page 9
1151(9/10)                                                   PRINTED IN U.S.A.

PREMIUMS       SUBSEQUENT PREMIUM ALLOCATIONS
(CONTINUED)    You may change how Your premiums are allocated by notifying Us In
               Writing.  Subsequent Net Premiums will be allocated to the Fixed
               Account and Sub-Accounts according to Your most recent instructions as long as:
               (a)  the number of Sub-Accounts You choose does not exceed 9; and
               (b)  the percentage You allocate to each Sub-Account is in whole percentages.

               If We receive a premium with a premium allocation instruction that does not comply with the above rules, We will allocate the Net Premium on a Pro Rata Basis.

VALUATION      SUB-ACCOUNT ACCUMULATION UNITS
PROVISIONS     Amounts allocated to each Sub-Account increase the number of
               Accumulation Units in each Sub-Account. The number of Accumulation Units added to each Sub-Account is determined by dividing the amount allocated to the Sub-Account by the dollar value of one Accumulation Unit for such Sub-Account.

               Amounts taken from each Sub-Account decrease the number of Accumulation Units in each Sub-Account. The number of Accumulation Units subtracted from each Sub-Account is determined by dividing the amount taken from the Sub-Account by the dollar value of one Accumulation Unit for such Sub-Account.

               The number of Your Accumulation Units will not be affected by any subsequent change in the value of the units. The Accumulation Unit Values in each Sub-Account may increase or decrease daily as described below.

               SUB-ACCOUNT ACCUMULATION UNIT VALUE
               The Accumulation Unit Value for each Sub-Account will vary to reflect the investment experience of the applicable Fund and will be determined on each Valuation Day by multiplying the Accumulation Unit Value of the particular Sub-Account on the preceding Valuation Day by a Net Investment Factor for that Sub-Account for the Valuation Period then ended. The Net Investment Factor for each of the Sub-Accounts is equal to the net asset value per share of the corresponding Fund at the end of the Valuation Period (plus the per share amount of any dividend or capital gain distributions paid by that Fund in the Valuation Period then ended) divided by the net asset value per share of the corresponding Fund at the beginning of the Valuation Period.

               SUB-ACCOUNT ACCUMULATION UNITS
               If a national stock exchange is closed (except for holidays or weekends) or trading is restricted due to an existing emergency as defined by the Securities and Exchange Commission so that We cannot value the Sub-Accounts, We may postpone all transactions which require valuation of the Sub-Accounts until valuation is possible. Any provision of the Policy which specifies a Valuation Day will be superseded by the emergency procedure.

               FIXED ACCOUNT
               We will credit interest to amounts in the Fixed Account on a monthly basis at rates We determine. The Annual Fixed Account Minimum Credited Rate is shown on Page 3. The interest credited will reflect the timing of amounts added to or withdrawn from the Fixed Account.



                                      Page 10
1151(9/10)                                                 PRINTED IN U.S.A.

ACCOUNT VALUE, ACCOUNT VALUE
  CASH VALUE   Your Account Value on the Policy Date equals the initial Net
  AND CASH     Premium less the Monthly Deduction Amount for the first
  SURRENDER    policy month.
   VALUE
               On each subsequent Monthly Activity Date, Your Account Value equals:
               (a)  the sum of Your Accumulated Values in the Fixed Account and
                    Sub-Accounts; plus
               (b)  the value of Your Loan Account, if any; minus,
               (c)  the appropriate Monthly Deduction Amount.

               On each Valuation Day (other than a Monthly Activity Date), Your Account Value equals:
               (a) the sum of Your Accumulated Values in the Fixed Account and Sub-Accounts; plus
               (b)  the value of Your Loan Account, if any.

               ACCUMULATED VALUE - FIXED ACCOUNT
               Your Accumulated Value in the Fixed Account equals:
               (a)  the Net Premiums allocated to it; plus
               (b) amounts transferred to it from the Sub-Accounts or the Loan Account; plus
               (c)  interest credited to it; minus
               (d) amounts transferred out of it to the Sub-Accounts or the Loan Account; minus
               (e) any transfer charges or Surrender Charges that have been taken from it; minus
               (f)  any Monthly Deduction Amounts taken from it; minus
               (g)  any withdrawals taken from it.

               ACCUMULATED VALUE - SUB-ACCOUNTS
               Your Accumulated Value in any Sub-Account equals:
               (a) the number of Your Accumulation Units in that Sub-Account on the Valuation Day; multiplied by
               (b) that Sub-Account's Accumulation Unit Value on the Valuation Day.

               The number of Accumulation Units in any Sub-Account is increased when:
               (a)  Net Premiums are allocated to it; or
               (b) amounts are transferred to it from other Sub-Accounts, the Fixed Account or the Loan Account.

               The number of Accumulation Units in any Sub-Account is decreased when:
               (a) amounts are transferred out of it to other Sub-Accounts, the Fixed Account or the Loan Account; or
               (b) any transfer charges or Surrender Charges have been taken from it; or
               (c)  any Monthly Deduction Amounts are taken from it; or
               (d)  any withdrawals are taken from it.

               CASH VALUE
               Your Cash Value is equal to the Account Value less any applicable Surrender Charges. The Surrender Charges and the Policy Years during which they will be applied are shown on Page 3B.

               CASH SURRENDER VALUE
               Your Cash Surrender Value is equal to Your Cash Value minus the Indebtedness, if any.


                                      Page 11
1151(11/12)                                                  PRINTED IN U.S.A.

TRANSFERS      AMOUNT AND FREQUENCY OF TRANSFERS
               Upon request and as long as the Policy is in effect, You may transfer amounts among the Fixed Account and Sub-Accounts.

               We reserve the right to limit the size of transfers and remaining balances, and to limit the number and frequency of transfers.

               DOLLAR COST AVERAGING
               From time to time, We may offer and You may enroll in a Dollar Cost Averaging program. Prior to enrollment, You may obtain information on the available programs from Us.

               You may terminate participation in the program at any time by calling or writing Us. In such an event, any non-transferred balances will be allocated to the other accounts according to Your instructions.

               RESTRICTIONS ON NON- DOLLAR COST AVERAGING TRANSFERS
               Transfers from the Fixed Account (other than a Dollar Cost Averaging transfer) are subject to the following:
               (a) the transfer must occur during the 30 day period following each Policy Anniversary; and
               (b) if the Accumulated Value in Your Fixed Account exceeds $1,000, the amount transferred in any Policy Year may be no larger than 25% of the Accumulated Value in the Fixed Account on the date of transfer.

               TRANSFER CHARGE
               After a transfer has occurred, the Transfer Charge, as specified on Page 3B, if any, will be deducted on a Pro Rata Basis.

  MONTHLY      GENERAL
DEDUCTION      On each Monthly Activity Date, We will deduct an amount from Your
   AMOUNT      Account Value to pay for the benefits provided by the Policy.
               This amount is called the Monthly Deduction Amount and equals:
               (a)  the Cost of Insurance; plus
               (b)  the Monthly Administrative Charge; plus
               (c)  the Mortality and Expense Risk Charge; plus
               (d)  the Face Amount Increase Fee, if any; plus
               (e)  the charges for additional benefits provided by rider, if any.

               The Monthly Deduction Amount will be taken on a Pro Rata Basis from the Fixed Account and Sub-Accounts on each Monthly Activity Date.

               COST OF INSURANCE
               The Cost of Insurance for any Monthly Activity Date is equal to:
               (a)  the Cost of Insurance Rate per $1,000; multiplied by
               (b)  the amount at risk; divided by
               (c)  $1,000.

               On any Monthly Activity Date, the amount at risk equals the Death Benefit less the Account Value on that date prior to assessing the Monthly Deduction Amount.


                                      Page 12
1151(11/12)                                               PRINTED IN U.S.A.

MONTHLY             COST OF INSURANCE RATE
DEDUCTION           The Cost of Insurance Rate is based on the then current
AMOUNT              Policy Year as well as the sexes, Issue Ages and insurance
(CONTINUED)         classes of the Insureds shown on Page 3.

                    The Cost of Insurance Rates will not exceed those in the Table of Monthly Maximum Cost of Insurance Rates shown on Page 3D.

                    We can use Cost of Insurance Rates that are lower than the Monthly Maximum Cost of Insurance Rates shown on Page 3D. Rates will be determined on each Policy Anniversary based on Our future expectations of such factors as mortality, expenses, interest, persistency and taxes. Any change We make will be on a uniform basis for Insureds of the same Issue Ages, sexes and insurance classes and whose coverage has been in force for the same length of time. Based on Our administrative rules in effect and upon providing satisfactory evidence to Us, You may change the insurance classes to a more favorable class. Future Cost of Insurance charges will be based on the more favorable class and all other contract terms and provisions will remain as established at issue. No change in insurance class or cost will occur on account of deterioration of either Insured's health.

                    MONTHLY ADMINISTRATIVE CHARGE
                    The Monthly Administrative Charge will not exceed the amounts shown on Page 3A.

                    MORTALITY AND EXPENSE RISK CHARGE
                    The Mortality and Expense Risk Charge for any Monthly Activity Date is equal to the sum of (a) and (b) where
                    (a)  equals:
                         (i) the monthly Accumulated Value Mortality and Expense Risk Rate; multiplied by
                         (ii) the sum of Your Accumulated Values in the Sub-Accounts on the Monthly Activity Date, prior to assessing the Monthly Deduction Amount.
                         and
                    (b)  equals:
                         (i) the monthly Mortality and Expense Risk Rate per $1,000; multiplied by
                         (ii)  the Initial Face Amount; divided by
                         (iii) $1,000.

                    Each month the Mortality and Expense Risk Rates will not exceed those shown on Page 3A.

                    FACE AMOUNT INCREASE FEE
                    The Face Amount Increase Fee will not exceed the amount shown on Page 3A.

LAPSE AND POLICY    POLICY GRACE PERIOD
 GRACE PERIOD       During the first Policy Year, the Policy will go into
                    default on any Monthly Activity Date on which the Account
                    Value less Indebtedness is not sufficient to cover the Monthly Deduction Amount.

                    During the second Policy Year, the Policy will go into default on any Monthly Activity Date on which the Account Value less Indebtedness less 1/2 of the Surrender Charge for the second Policy Year is not sufficient to cover the Monthly Deduction Amount.

                    During the third Policy Year and thereafter, the Policy will go into default on any Monthly Activity Date if the Cash Surrender Value is not sufficient to cover the Monthly Deduction Amount.


                                      Page 13
1151(13/14)                                                  PRINTED IN U.S.A.

LAPSE AND POLICY    If the Policy goes into default, We will send You a lapse
GRACE PERIOD        notice warning You that the Policy is in danger of
(CONTINUED)         terminating.  That lapse notice will tell You the minimum
                    premium required to keep the Policy from terminating.
                    This minimum premium equals the amount to pay three Monthly
                    Deduction Amounts as of the day the Policy Grace Period began. That notice will be mailed both to You on the first day the Policy goes into default, at your last known address, and to any assignee of record.

                    We will keep the Policy inforce for the 61 day period following the date Your policy goes into default. We call that period the Policy Grace Period. However, if We have not received the required premiums (specified in Your lapse notice) by the end of the Policy Grace Period, the Policy will terminate unless the Death Benefit Guarantee is in effect (see the Death Benefit Guarantee provision which follows).

                    If the Last Surviving Insured dies during the Policy Grace Period, We will pay the Death Proceeds.

                    DEATH BENEFIT GUARANTEE
                    The Policy will remain in force at the end of the Policy Grace Period as long as the Death Benefit Guarantee is available, as described below.

                    The Death Benefit Guarantee is available as long as:
                    (a)  the Policy is in the Death Benefit Guarantee Period;
                         and
                    (b) on each Monthly Activity Date during that period, the cumulative premiums paid into the Policy, less Indebtedness and less withdrawals from the Policy, equal or exceed the Cumulative Death Benefit Guarantee Premium.

                    The Death Benefit Guarantee Period is shown on Page 3.

                    If the Death Benefit Guarantee is available and You fail to pay the required premium as defined in Your lapse notice by the end of the Policy Grace Period, the Death Benefit Guarantee will then go into effect. The Policy will remain in force, however:
                    (a)  all riders will terminate;
                    (b)  the Death Benefit Option becomes Level;
                    (c) the Face Amount will be reduced to the Death Benefit Guarantee Amount; and
                    (d) any future scheduled Increases in the Face Amount will be canceled.

                    The Death Benefit Guarantee will remain in effect on each subsequent Monthly Activity Date provided:
                    (a)  the Policy remains in default; and
                    (b)  the Death Benefit Guarantee is available.

                    If the Account Value ever should be a negative amount while the Death Benefit Guarantee is in effect, We guarantee that Your Account Value will never be less than zero.

                    If during the Death Benefit Guarantee Period, the Face Amount is decreased below the current Death Benefit Guarantee Amount, the Death Benefit Guarantee Amount will become the new Face Amount. A new monthly Death Benefit Guarantee Premium will be calculated. We will send You a notice of the new Monthly Death Benefit Guarantee Premium, which will be used in calculating the Cumulative Death Benefit Guarantee Premium in subsequent months.


                                      Page 14
1151(13/14)                                                    PRINTED IN U.S.A.

MONTHLY             COST OF INSURANCE RATE
DEDUCTION           The Cost of Insurance Rate is based on the then current
AMOUNT              Policy Year as well as the Issue Ages and insurance classes
(CONTINUED)         of the Insureds shown on Page 3.

                    The Cost of Insurance Rates will not exceed those in the Table of Monthly Maximum Cost of Insurance Rates shown on Page 3D.

                    We can use Cost of Insurance Rates that are lower than the Monthly Maximum Cost of Insurance Rates shown on Page 3D. Rates will be determined on each Policy Anniversary based on Our future expectations of such factors as mortality, expenses, interest, persistency and taxes. Any change We make will be on a uniform basis for Insureds of the same Issue Ages and insurance classes and whose coverage has been in force for the same length of time. Based on Our administrative rules in effect and upon providing satisfactory evidence to Us, You may change the insurance classes to a more favorable class. Future Cost of Insurance charges will be based on the more favorable class and all other contract terms and provisions will remain as established at issue. No change in insurance class or cost will occur on account of deterioration of either Insured's health.

                    MONTHLY ADMINISTRATIVE CHARGE
                    The Monthly Administrative Charge will not exceed the amounts shown on Page 3A.

                    MORTALITY AND EXPENSE RISK CHARGE
                    The Mortality and Expense Risk Charge for any Monthly Activity Date is equal to the sum of (a) and (b) where
                    (a) equals:
                        (i) the monthly Accumulated Value Mortality and Expense Risk Rate; multiplied by
                        (ii) the sum of Your Accumulated Values in the Sub-
                             Accounts on the Monthly Activity Date, prior to assessing the Monthly Deduction Amount.
                      and
                     (b) equals:
                        (i) the monthly Mortality and Expense Risk Rate per $1,000; multiplied by
                        (ii) the Initial Face Amount; divided by
                       (iii) $1,000.

                    Each month the Mortality and Expense Risk Rates will not exceed those shown on Page 3A.

                    FACE AMOUNT INCREASE FEE
                    The Face Amount Increase Fee will not exceed the amount shown on Page 3A.

LAPSE AND POLICY    POLICY GRACE PERIOD
  GRACE PERIOD      During the first Policy Year, the Policy will go into
                    default on any Monthly Activity Date on which the Account
                    Value less Indebtedness is not sufficient to cover the Monthly Deduction Amount.

                    During the second Policy Year, the Policy will go into default on any Monthly Activity Date on which the Account Value less Indebtedness less 1/2 of the Surrender Charge for the second Policy Year is not sufficient to cover the Monthly Deduction Amount.

                    During the third Policy Year and thereafter, the Policy will go into default on any Monthly Activity Date if the Cash Surrender Value is not sufficient to cover the Monthly Deduction Amount.


                                      Page 13
1151(13/14)U                                               PRINTED IN U.S.A.

LAPSE AND POLICY    If the Policy goes into default, We will send You a lapse
GRACE PERIOD        notice warning You that the
(CONTINUED)         Policy is in danger of terminating.  That lapse notice will tell You the minimum premium
                    required to keep the Policy from terminating. This minimum premium equals the amount to pay three Monthly Deduction
                    Amounts as of the day the Policy Grace Period began. That notice will be mailed both to You on the first day the Policy goes into default, at your last known address, and to any assignee of record.

                    We will keep the Policy inforce for the 61 day period following the date Your policy goes into default. We call that period the Policy Grace Period. However, if We have not received the required premiums (specified in Your lapse notice) by the end of the Policy Grace Period, the Policy will terminate unless the Death Benefit Guarantee is in effect (see the Death Benefit Guarantee provision which follows).

                    If the Last Surviving Insured dies during the Policy Grace Period, We will pay the Death Proceeds.

                    DEATH BENEFIT GUARANTEE
                    The Policy will remain in force at the end of the Policy Grace Period as long as the Death Benefit Guarantee is available, as described below.

                    The Death Benefit Guarantee is available as long as:
                    (a)  the Policy is in the Death Benefit Guarantee Period;
                         and
                    (b) on each Monthly Activity Date during that period, the cumulative premiums paid into the Policy, less Indebtedness and less withdrawals from the Policy, equal or exceed the Cumulative Death Benefit Guarantee Premium.

                    The Death Benefit Guarantee Period is shown on Page 3.

                    If the Death Benefit Guarantee is available and You fail to pay the required premium as defined in Your lapse notice by the end of the Policy Grace Period, the Death Benefit Guarantee will then go into effect. The Policy will remain in force, however:
                    (a)  all riders will terminate;
                    (b)  the Death Benefit Option becomes Level;
                    (c) the Face Amount will be reduced to the Death Benefit Guarantee Amount; and
                    (d) any future scheduled Increases in the Face Amount will be canceled.

                    The Death Benefit Guarantee will remain in effect on each subsequent Monthly Activity Date provided:
                    (a)  the Policy remains in default; and
                    (b)  the Death Benefit Guarantee is available.

                    If the Account Value ever should be a negative amount while the Death Benefit Guarantee is in effect, We guarantee that Your Account Value will never be less than zero.

                    If during the Death Benefit Guarantee Period, the Face Amount is decreased below the current Death Benefit Guarantee Amount, the Death Benefit Guarantee Amount will become the new Face Amount. A new monthly Death Benefit Guarantee Premium will be calculated. We will send You a notice of the new Monthly Death Benefit Guarantee Premium, which will be used in calculating the Cumulative Death Benefit Guarantee Premium in subsequent months.




                                      Page 14
1151(13/14)U                                                PRINTED IN U.S.A.

LAPSE AND POLICY    DEATH BENEFIT GUARANTEE GRACE PERIOD
GRACE PERIOD        If, on each Monthly Activity Date during the Death Benefit
(CONTINUED)         Guarantee Period, the cumulative premiums paid into the
                    Policy, less Indebtedness and less withdrawals from the Policy, do not equal or exceed the Cumulative Death
                    Benefit Guarantee Premium on that date, a Death Benefit
                    Guarantee Grace Period of 61 days will begin. We will mail the Owner and any assignee a notice. That notice will warn You that You are in danger of losing the Death Benefit
                    Guarantee and will tell You the amount of premium You need to pay to continue the Death Benefit Guarantee.

                    The Death Benefit Guarantee will be removed from the Policy if the required premium is not paid by the end of the Death Benefit Guarantee Grace Period. You will receive a written notification of the change and the Death Benefit Guarantee will never again be available or in effect on the Policy.

REINSTATEMENT       Unless the Policy has been surrendered for its Cash
                    Surrender Value, the Policy may be reinstated prior to the Scheduled Maturity Date provided:
                    (a)  the Insureds alive at the end of the Policy Grace
                         Period are also alive on the date of reinstatement;
                    (b)  You make Your request In Writing within five years from the Termination Date;
                    (c)  satisfactory evidence of insurability is submitted;
                    (d)  any Indebtedness at the time of termination must be
                         repaid or carried over to the reinstated policy; and
                    (e)  You pay sufficient premium to:
                        (i) cover all Monthly Deduction Amounts that are due and unpaid during the Policy Grace Period; and
                       (ii) keep the Policy in force for 3 months after the date of reinstatement.

                    The Account Value on the reinstatement date will equal:
                    (a)  the Cash Value at the time of termination; plus
                    (b) Net Premiums attributable to premiums paid at the time of reinstatement; minus
                    (c) the Monthly Deduction Amounts that were due and unpaid during the Policy Grace Period; plus
                    (d)  the Surrender Charge at the time of reinstatement.

                    The Surrender Charge will be based on the duration from the original Policy Date as though the Policy had never lapsed.

POLICY LOANS        GENERAL
                    At any time while the Policy is in force, You may borrow against the Policy by assigning it as sole security to Us.
                    We may defer granting a loan, except to pay premiums to Us, for the period permitted by law but not more than six months.

                    LOAN AMOUNTS
                    Any new loan taken together with any existing Indebtedness may not exceed the Cash Surrender Value on the date We grant a loan. The minimum loan amount that We will allow is $500.

                    Unless you specify otherwise, all loan amounts will be transferred from the Fixed Account and the Sub-Accounts to the Loan Account on a Pro Rata Basis.

                    If total Indebtedness equals or exceeds the Cash Value on any Monthly Activity Date, the Policy will then go into default. See the Lapse and Policy Grace Period provision for details.


                                      Page 15
1151(15/16)                                                 PRINTED IN U.S.A.

POLICY LOANS        CREDITED INTEREST
(CONTINUED)         Any amounts in the Loan Account will be credited with
                    interest at a rate equal to the Annual Fixed Account Minimum
                    Credited Rate shown on Page 3.

                    PREFERRED INDEBTEDNESS
                    If, any time after the 10th Policy Anniversary, the Account Value exceeds the total of all premiums paid since issue, a portion of Your Indebtedness may qualify as preferred. Preferred Indebtedness is charged a lower interest rate than the non-preferred Indebtedness, if any. (Refer to the Interest Charged on Indebtedness provision for details.)
                    The maximum amount of Preferred Indebtedness is the amount by which the Account Value exceeds the total premiums paid and is determined on each Monthly Activity Date.

                    LOAN REPAYMENTS
                    All or part of a loan may be repaid at any time that:
                    (a)  the Policy is in force; and
                    (b)  either of the Insureds is alive.

                    However, each repayment must be at least the lesser of $50 or the Indebtedness and clearly identified In Writing as a loan repayment.

                    The amount of a loan repayment will be deducted from the Loan Account and will be allocated among the Fixed Account and Sub-Accounts in the same percentage as premiums are allocated.

                    INTEREST CHARGED ON INDEBTEDNESS
                    The table below shows the interest rates We will charge on Your Indebtedness.


                                                      INTEREST RATE CHARGED
                                                         EQUALS THE FIXED
                    DURING POLICY    PORTION OF          ACCOUNT MINIMUM
                       YEARS        INDEBTEDNESS       CREDITED RATE PLUS:
                    --------------  ------------     ----------------------
                        1-10             All                   2%
                     11 and later      Preferred               0%
                                      Non-Preferred            1%

                    Because the interest charged on Indebtedness may exceed the rate credited to the Loan Account, the Indebtedness may grow faster than the Loan Account. If this happens, any difference between the value of the Loan Account and the Indebtedness will be transferred on each Monthly Activity Date from the Fixed Account and Sub-Accounts to the Loan Account on a Pro Rata Basis.

WITHDRAWALS         GENERAL
                    You may request a withdrawal In Writing. The minimum withdrawal allowed is $500. The maximum withdrawal is the Cash Surrender Value less $1,000. A charge of up to $10 may be assessed for each withdrawal. One withdrawal per calendar month is allowed. Unless specified otherwise the withdrawal will be deducted on a Pro Rata Basis.

                    If the Death Benefit Option then in effect is Option A (Level Option) or Option C (Return of Premium Option), the Face Amount will be reduced by the amount equal to the reduction in the Account Value resulting from the withdrawal.

                    Any withdrawal that causes the Face Amount to fall below the lowest previous Face Amount will be subject to a partial Surrender Charge. Refer to the Decreases in Face Amount provision for an explanation of the applicable partial Surrender Charge.

                                      Page 16
1151(15/16)                                                PRINTED IN U.S.A.

SURRENDERS          GENERAL
                    While the Policy is in force, You may surrender the Policy to Us. The Policy, and additional benefits provided by rider, are then canceled as of the day We receive Your request In Writing or the date You request the surrender, whichever is later. We will then pay You the Cash Surrender
                    Value as of that date.

PAYMENTS            GENERAL
    BY US           We will pay Death Proceeds, Cash Surrender Values,
                    withdrawals and loan amounts attributable to the Sub-
                    Accounts within 7 days after We receive all the information needed to process the payment unless:
                    (a)  the New York Stock Exchange is closed on other than
                         customary weekend and holiday closings or trading on the New York Stock Exchange is restricted as determined by the Securities and Exchange Commission (SEC); or
                    (b)  an emergency exists, as determined by the SEC, as a
                         result of which disposal of securities is not reasonably practicable to determine the value of the Sub-Accounts; or
                    (c)  the SEC, by order, permits postponement for the
                         protection of policy owners.

                    DEFERRAL OF PAYMENTS FROM THE FIXED ACCOUNT
                    We may defer payment of any Cash Surrender Values, withdrawals and loan amounts which are not attributable to the Sub-Accounts for up to six months from the date of the request. If We defer payment for more than 30 days, We will pay interest at the Annual Fixed Account Minimum Credited Rate.

TAXATION We do not expect to incur any federal, state or local income tax on the earnings or realized capital gains attributable to the Separate Account. Based upon these expectations, no charge is being made to the Separate Account for federal, state or local income taxes. If We incur income taxes attributable to the Separate Account or determine that such taxes will be incurred, We may assess a charge for taxes against the Policy in the future.

THE CONTRACT        ENTIRE CONTRACT
                    The Policy, the attached copy of the initial application, any applications for reinstatement, all subsequent applications to change the Policy, any endorsements or riders and all additional policy information sections added to the Policy are the entire contract. The contract is made in consideration of the application and the payment of the initial premium. We will not use any statement to cancel the Policy or to defend a claim under it, unless that statement is contained in an attached written application.
                    All statements in the application will, in the absence of fraud (as determined by a court of competent jurisdiction), be deemed representations and not warranties.

                    INTERPRETATION OF POLICY TERMS AND CONDITIONS
                    We have full discretion and authority to determine eligibility for benefits and to construe and interpret all terms and provisions of the Policy.

                    CONTRACT MODIFICATION
                    The only way this contract may be modified is by a written agreement signed by Our President, or one of Our Vice Presidents, Secretaries or Assistant Secretaries.

                    FUND MODIFICATION
                    We reserve the right, subject to any applicable law, to make certain changes, including the right to add, eliminate or substitute any investment options offered under the Policy.

                    NON-PARTICIPATION
                    The Policy is non-participating. It does not share in Our surplus earnings, so You will receive no policy dividends under it.

                                      Page 17
1151(17/18)                                                  PRINTED IN U.S.A.

THE CONTRACT        MISSTATEMENT OF AGE AND/OR SEX
(CONTINUED)         If on the date of death of the Last Surviving Insured:
                    (a)  the Issue Age of an Insured is understated; or
                    (b)  the sex of an Insured is incorrectly stated such that it resulted in lower Costs of Insurance,
                    the Death Benefit will be reduced to the Death Benefit that would have been provided by the last Cost of Insurance charge at the correct Issue Ages and/or sexes.

                    If on the date of death of the Last Surviving Insured:
                    (a)  the Issue Age of an Insured is overstated; or
                    (b) the sex of an Insured is incorrectly stated such that it resulted in higher Costs of Insurance, the Death Benefit will be adjusted by the return of all excess Costs of Insurance prior to the date of the Last Surviving Insured's death.

                    SUICIDE
                    If, within 2 years from the Date of Issue, either of the Insureds dies by suicide, while sane or insane, Our liability will be limited to the premiums paid less Indebtedness and less any withdrawals.

                    If, within 2 years from the effective date of any increase in the Face Amount for which evidence of insurability was obtained, either of the Insureds dies by suicide, while sane or insane, Our liability with respect to such increase, will be limited to the Cost of Insurance for the increase.

                    INCONTESTABILITY
                    With regard to the life of each Insured, We cannot contest the Policy after it has been in force, during the Insured's lifetime, for 2 years from its Date of Issue, except for non-payment of premium.

                    Any increase in the Face Amount for which evidence of insurability was obtained, will be incontestable only after the increase has been in force, during the Insured's lifetime, for 2 years from the effective date of the increase.

                    The Policy may not be contested for more than 2 years after the reinstatement date. Any contest We make after the Policy is reinstated will be limited to the material misrepresentations in the evidence of insurability provided to Us in the request for reinstatement. However, the provision will not affect Our right to contest any statement in the original application or a different reinstatement request which was made during the Insured's lifetime from the Date of Issue of the Policy or a subsequent reinstatement date.

                    APPEALING DENIAL OF CLAIM
                    On any denied claim, You or Your representative may appeal to the Company for a full and fair review. You may:
                    (a) request a review upon written application within 60
                        days of receipt of a claim denial;
                    (b) review pertinent documents; and
                    (c) submit issues and comments In Writing.

                    SEPARATE ACCOUNTS
                    We will have exclusive and absolute ownership and control of the assets of Our Separate Accounts. The assets of a Fund will be available to cover the liabilities of Our General Account only to the extent that those assets exceed the liabilities of that Separate Account. The assets of a Fund will be valued on each Valuation Day. Our determination of the value of an Accumulation Unit by the method described in the Policy will be conclusive.

                                      Page 18
1151(17/18)                                                  PRINTED IN U.S.A.

SURRENDERS          GENERAL
                    While the Policy is in force, You may surrender the Policy to Us. The Policy, and additional benefits provided by rider, are then canceled as of the day We receive Your request In Writing or the date You request the surrender, whichever is later. We will then pay You the Cash Surrender
                    Value as of that date.

PAYMENTS            GENERAL
  BY US             We will pay Death Proceeds, Cash Surrender Values,
                    withdrawals and loan amounts attributable to the Sub-
                    Accounts within 7 days after We receive all the information needed to process the payment unless:
                    (a)  the New York Stock Exchange is closed on other than
                         customary weekend and holiday closings or trading on the New York Stock Exchange is restricted as determined by the Securities and Exchange Commission (SEC); or
                    (b)  an emergency exists, as determined by the SEC, as a
                         result of which disposal of securities is not reasonably practicable to determine the value of the Sub-Accounts; or
                    (c)  the SEC, by order, permits postponement for the
                         protection of policy owners.

                    DEFERRAL OF PAYMENTS FROM THE FIXED ACCOUNT
                    We may defer payment of any Cash Surrender Values, withdrawals and loan amounts which are not attributable to the Sub-Accounts for up to six months from the date of the request. If We defer payment for more than 30 days, We will pay interest at the Annual Fixed Account Minimum Credited Rate.

TAXATION We do not expect to incur any federal, state or local income tax on the earnings or realized capital gains attributable to the Separate Account. Based upon these expectations, no charge is being made to the Separate Account for federal, state or local income taxes. If We incur income taxes attributable to the Separate Account or determine that such taxes will be incurred, We may assess a charge for taxes against the Policy in the future.

THE CONTRACT        ENTIRE CONTRACT
                    The Policy, the attached copy of the initial application, any applications for reinstatement, all subsequent applications to change the Policy, any endorsements or riders and all additional policy information sections added to the Policy are the entire contract. The contract is made in consideration of the application and the payment of the initial premium. We will not use any statement to cancel the Policy or to defend a claim under it, unless that statement is contained in an attached written application.
                    All statements in the application will, in the absence of fraud (as determined by a court of competent jurisdiction), be deemed representations and not warranties.

                    INTERPRETATION OF POLICY TERMS AND CONDITIONS
                    We have full discretion and authority to determine eligibility for benefits and to construe and interpret all terms and provisions of the Policy.

                    CONTRACT MODIFICATION
                    The only way this contract may be modified is by a written agreement signed by Our President, or one of Our Vice Presidents, Secretaries or Assistant Secretaries.

                    FUND MODIFICATION
                    We reserve the right, subject to any applicable law, to make certain changes, including the right to add, eliminate or substitute any investment options offered under the Policy.

                    NON-PARTICIPATION
                    The Policy is non-participating. It does not share in Our surplus earnings, so You will receive no policy dividends under it.

                                      Page 17
1151(17/18)U                                            PRINTED IN U.S.A.

THE CONTRACT        MISSTATEMENT OF AGE
   (CONTINUED)      If on the date of death of the Last Surviving Insured, the
                    Issue Age of an Insured is understated; the Death Benefit will be reduced to the Death Benefit that would have been provided by the last Cost of Insurance charge at the correct
                    Issue Ages.

                    If on the date of death of the Last Surviving Insured, the Issue Age of an Insured is overstated, the Death Benefit will be adjusted by the return of all excess Costs of Insurance prior to the date of the Last Surviving Insured's death.

                    SUICIDE
                    If, within 2 years from the Date of Issue, either of the Insureds dies by suicide, while sane or insane, Our liability will be limited to the premiums paid less Indebtedness and less any withdrawals.

                    If, within 2 years from the effective date of any increase in the Face Amount for which evidence of insurability was obtained, either of the Insureds dies by suicide, while sane or insane, Our liability with respect to such increase, will be limited to the Cost of Insurance for the increase.

                    INCONTESTABILITY
                    With regard to the life of each Insured, We cannot contest the Policy after it has been in force, during the Insured's lifetime, for 2 years from its Date of Issue, except for non-payment of premium.

                    Any increase in the Face Amount for which evidence of insurability was obtained, will be incontestable only after the increase has been in force, during the Insured's lifetime, for 2 years from the effective date of the increase.

                    The Policy may not be contested for more than 2 years after the reinstatement date. Any contest We make after the Policy is reinstated will be limited to the material misrepresentations in the evidence of insurability provided to Us in the request for reinstatement. However, the provision will not affect Our right to contest any statement in the original application or a different reinstatement request which was made during the Insured's lifetime from the Date of Issue of the Policy or a subsequent reinstatement date.

                    APPEALING DENIAL OF CLAIM
                    On any denied claim, You or Your representative may appeal to the Company for a full and fair review. You may:
                    (a) request a review upon written application within 60 days of receipt of a claim denial;
                    (b)  review pertinent documents; and
                    (c)  submit issues and comments In Writing.

                    SEPARATE ACCOUNTS
                    We will have exclusive and absolute ownership and control of the assets of Our Separate Accounts. The assets of a Fund will be available to cover the liabilities of Our General Account only to the extent that those assets exceed the liabilities of that Separate Account. The assets of a Fund will be valued on each Valuation Day. Our determination of the value of an Accumulation Unit by the method described in the Policy will be conclusive.




                                      Page 18
1151(17/18)U                                                 PRINTED IN U.S.A.

THE CONTRACT        CHANGE IN THE OPERATION OF THE SEPARATE ACCOUNT
(CONTINUED)         At Our election and subject to any necessary vote by persons having the right to give instructions on the voting of Fund shares held by the Sub-Accounts, the Separate Account may be operated as a management company under the Investment
                    Company Act of 1940 or any form permitted by law, may be deregistered under the Investment Company Act of 1940 in the event registration is no longer required, or may be combined with one or more Separate Accounts.

                    VOTING RIGHTS
                    We will notify You of any Fund shareholder's meetings at which the shares held for Your Sub-Account may be voted. We will also send proxy materials and instructions for You to vote the shares held for Your Sub-Account. We will arrange for the handling and tallying of proxies received from the Owners. We will vote the Fund shares held by Us in accordance with the instructions received from the Owners. You may attend any meeting, where shares held for Your benefit may be voted.

                    In the event that You give no instructions or leave the manner of voting discretionary, We will vote such shares of the appropriate Fund in the same proportion as shares of that Fund for which instructions have been received. Also, We will vote the Fund shares in this proportionate manner which are held by Us for Our own account.

                    ANNUAL REPORT
                    We will send You a report at least once each Policy Year showing:
                    (a) the current Account Value, Cash Surrender Value and Face Amount;
                    (b) the premiums paid, Monthly Deduction Amounts and loans since the last report;
                    (c)  the amount of any Indebtedness;
                    (d) notifications required by the provisions of the Policy; and
                    (e) any other information required by the Insurance Department of the state where the Policy was delivered.

OWNERSHIP AND       CHANGE OF OWNER OR BENEFICIARY
 BENEFICIARY        The Owner and Beneficiary will be those named in the
                    application until You change them. To change the Owner or Beneficiary, notify Us In Writing while either of the Insureds is alive. After We receive written notice, the change will be effective as of the date You signed such notice, whether or not either of the Insureds is living when
                    We receive it. However, the change will be subject to any payment We made or actions We may have taken before We received the request.

                    ASSIGNMENT
                    You may assign the Policy. Until You notify Us In Writing, no assignment will be effective against Us. We are not responsible for the validity of any assignment.

                    OWNER'S RIGHTS
                    While either of the Insureds is alive and no Beneficiary is irrevocably named, You may:
                    (a) exercise all the rights and options that the Policy provides or that We permit;
                    (b)  assign the Policy; and
                    (c)  agree with Us to any change to the Policy.

                    NO NAMED BENEFICIARY
                    If no named Beneficiary survives the Last Surviving Insured, then, unless the Policy provides otherwise:
                    (a)  You will be the Beneficiary; or
                    (b) if You are the Last Surviving Insured, Your estate will be the Beneficiary.


                                      Page 19
1151(19/20)                                               PRINTED IN U.S.A.

TERMINATION AND     TERMINATION
MATURITY DATE       The Policy will terminate upon the earliest of the following events:
                    (a)  Scheduled Maturity Date of the Policy unless You
                         request to continue the Policy after such date as described below; or
                    (b)  surrender of the Policy; or
                    (c)  the end of the Policy Grace Period during which
                         premiums sufficient for the required deductions are not paid, provided the Death Benefit Guarantee is not available; or
                    (d)  if the Death Benefit Guarantee is in available and in effect, the end of the Death Benefit  Guarantee Period;
                         or
                    (e)  if the Death Benefit Guarantee is available and in
                         effect, the end of the Death Benefit Guarantee Grace Period during which premiums sufficient to maintain the Death Benefit Guarantee are not paid; or
                    (f)  the date We receive notification In Writing of the
                         death of the Last Surviving Insured. In this event, Your Death Benefit will not be affected by any Monthly Deduction Amounts taken after the date of the Last Surviving Insured's death and before We receive due proof of death.

                    SCHEDULED MATURITY DATE
                    The Scheduled Maturity Date is the last date on which You may elect to pay premium. Unless You elect to continue the Policy beyond this date, the Policy will terminate and any Cash Surrender Value will be paid to You.

                    If elected, the Policy may continue in force after the Scheduled Maturity Date subject to the following conditions:

                    (a) the Policy must be in force on the Scheduled Maturity Date;
                    (b) the Owner including any assignee of record must agree In Writing to this continuation.

                    If any of the above conditions are not met, the Policy, if still in force, will terminate on the Scheduled Maturity Date.

                    After the Scheduled Maturity Date:

                    (a)  the Death Benefit will be reduced to the Account Value;
                    (b) the Account Value, if any will continue to be valued as described in the Account Value, Cash Value and Cash Surrender Value provision;
                    (c) any loans that are in effect on the Scheduled Maturity Date will continue to accrue interest and become part of any Indebtedness;
                    (d) No future Monthly Deduction Amounts will be deducted from Your Account Value;
                    (e)  No further premiums will be accepted.

                    All additional benefits provided by rider will deem to have terminated at the Scheduled Maturity Date.


                                      Page 20
1151(19/20)                                                PRINTED IN U.S.A.

  INCOME            AVAILABILITY
SETTLEMENT          All or parts of the proceeds of the Policy may, instead of
  OPTIONS           being paid in one sum, be left with Us under any one or a
                    combination of the following options, subject to Our minimum amount requirements on the date of election.

                    We will pay interest of at least 3 1/2% per year (or higher, if required by state law) on the Death Proceeds from the date of the Last Surviving Insured's death to the date payment is made or an Income Settlement Option is elected. These proceeds are then no longer subject to the investment experience of a Separate Account.

                    If any payee is a corporation, partnership, association, assignee, or fiduciary, an option may be chosen only with Our consent. Option 4 is not available to any payee whose age exceeds 90.

                    DESCRIPTION OF TABLES
                    The options shown below and on the next page are based on interest at a guaranteed rate of 3 1/2% per year. Payments under Option 4 are based on mortality according to the 1983a Individual Annuity Mortality Table, with ages set back one year.

                    EXCESS INTEREST
                    We may pay or credit excess interest of such amount and in such manner as We determine.

                    DEATH OF PAYEE
                    If the payee dies while receiving payments under one of the options below, We will pay the following:

                    (a) Any principal and accrued interest remaining unpaid under Option 1 or 2.
                    (b) The value of remaining unpaid guaranteed payments, if any, under Option 3 or 4, commuted using interest of 3 1/2% per year.

                    Any such amount will be paid in one sum to the payee's estate.

                    OTHER OPTIONS
                    To convert the monthly payments shown in the tables for Options 3 and 4 to quarterly, semi-annual or annual payments, multiply by the following factors:

                    PAYMENT INTERVAL              FACTOR
                    Quarterly                      2.99
                    Semi-annual                    5.96
                    Annual                        11.81

                    Other options may be arranged with Our consent.

                    OPTION 1 - INTEREST INCOME
                    Payments of interest at the rate We declare, but not less than 3 1/2% per year, on the amount left under this option.

                    OPTION 2 - INCOME OF FIXED AMOUNT
                    Equal payments of the amount chosen until the amount left under this option, with interest of not less than 3 1/2% per year, is exhausted. The final payment will be for the balance only.



                                      Page 21
1151(21/22)                                                PRINTED IN U.S.A.

INCOME              OPTION 3 - INCOME FOR FIXED PERIOD
SETTLEMENT          Payments, determined from the table below, are guaranteed
OPTIONS             for the number of years chosen.  The first payment will be
(CONTINUED)         due on the date proceeds are applied under this
                    option.


                                 MONTHLY PAYMENTS                 MONTHLY PAYMENTS
                     NUMBER       PER $1,000 OF      NUMBER          PER $1,000 OF
                   OF YEARS         PROCEEDS        OF YEARS          PROCEEDS
                      1            $84.65            10                $9.83
                      2             43.05            15                 7.10
                      3             29.19            20                 5.75
                      4             22.27            25                 4.96
                      5             18.12            30                 4.45

                    OPTION 4 - LIFE INCOME
                    Payments, determined from the table shown below for the option elected, are based on the payee's sex and age nearest birthday on the day the first payment becomes due. The first payment will be due on the date proceeds are applied under this option. The Life Income available are:
                    (a)  Payments only while the payee is alive.
                    (b) Payment guaranteed for 10 years; then continuing while the payee is alive.

                    MONTHLY PAYMENTS PER $1,000 OF PROCEEDS

          OPTION 4A      OPTION 4B                OPTION 4A       OPTION 4B
PAYEE'S    LIFE ONLY  10 YRS. CERTAIN  PAYEE'S    LIFE ONLY     10 YRS. CERTAIN
  AGE    MALE  FEMALE   MALE  FEMALE     AGE     MALE   FEMALE   MALE   FEMALE

   20    $3.34   $3.23   $3.34   $3.23      68   $6.79   $5.79   $6.38   $5.63
   25     3.44    3.31    3.43    3.30      69    7.02    5.95    6.54    5.77
   30     3.56    3.40    3.56    3.40      70    7.26    6.13    6.71    5.91
   35     3.71    3.51    3.71    3.51      71    7.52    6.32    6.87    6.07
   40     3.91    3.66    3.90    3.65      72    7.80    6.53    7.05    6.23
   45     4.17    3.84    4.14    3.84      73    8.09    6.75    7.22    6.40
   50     4.49    4.08    4.44    4.07      74    8.41    6.99    7.40    6.58
   51     4.56    4.14    4.51    4.12      75    8.75    7.26    7.57    6.76
   52     4.64    4.20    4.58    4.18      76    9.12    7.54    7.75    6.95
   53     4.72    4.26    4.66    4.24      77    9.51    7.85    7.92    7.14
   54     4.80    4.32    4.74    4.30      78    9.92    8.18    8.09    7.34
   55     4.89    4.39    4.82    4.36      79   10.37    8.54    8.26    7.54
   56     4.99    4.46    4.91    4.43      80   10.85    8.94    8.42    7.74
   57     5.09    4.54    5.00    4.51      81   11.37    9.36    8.57    7.94
   58     5.20    4.62    5.10    4.58      82   11.92    9.82    8.71    8.13
   59     5.32    4.71    5.20    4.66      83   12.50   10.32    8.85    8.32
   60     5.44    4.80    5.31    4.75      84   13.12   10.87    8.97    8.50
   61     5.57    4.90    5.42    4.84      85   13.78   11.46    9.09    8.67
   62     5.71    5.00    5.54    4.93      86   14.47   12.09    9.20    8.83
   63     5.86    5.11    5.67    5.03      87   15.20   12.78    9.29    8.97
   64     6.02    5.23    5.80    5.14      88   15.98   13.52    9.38    9.10
   65     6.20    5.36    5.94    5.25      89   16.79   14.31    9.46    9.22
   66     6.38    5.49    6.08    5.37      90   17.66   15.16    9.53    9.32
   67     6.58    5.64    6.23    5.50


                                      Page 22
1151(21/22)                                             PRINTED IN U.S.A.

  INCOME       AVAILABILITY
SETTLEMENT     All or parts of the proceeds of the Policy may, instead of being
OPTIONS        paid in one sum, be left with Us under any one or a combination of the following options, subject to Our minimum amount requirements on the date of election.

               We will pay interest of at least 31/2% per year (or higher, if required by state law) on the Death Proceeds from the date of the Last Surviving Insured's death to the date payment is made or an Income Settlement Option is elected. These proceeds are then no longer subject to the investment experience of a Separate Account.

               If any payee is a corporation, partnership, association, assignee, or fiduciary, an option may be chosen only with Our consent. Option 4 is not available to any payee whose age exceeds 90.

               DESCRIPTION OF TABLES
               The options shown below and on the next page are based on interest at a guaranteed rate of 31/2% per year. Payments under Option 4 are based on mortality according to the 1983a Individual Annuity Mortality Table, with ages set back one year.

               EXCESS INTEREST
               We may pay or credit excess interest of such amount and in such manner as We determine.

               DEATH OF PAYEE
               If the payee dies while receiving payments under one of the options below, We will pay the following:

               (a) Any principal and accrued interest remaining unpaid under Option 1 or 2.
               (b) The value of remaining unpaid guaranteed payments, if any, under Option 3 or 4, commuted using interest of 31/2% per year.

               Any such amount will be paid in one sum to the payee's estate.

               OTHER OPTIONS
               To convert the monthly payments shown in the tables for Options 3 and 4 to quarterly, semi-annual or annual payments, multiply by the following factors:

                          PAYMENT INTERVAL        FACTOR
                            Quarterly              2.99
                            Semi-annual            5.96
                            Annual                11.81

               Other options may be arranged with Our consent.

               OPTION 1 - INTEREST INCOME
               Payments of interest at the rate We declare, but not less than 31/2% per year, on the amount left under this option.

               OPTION 2 - INCOME OF FIXED AMOUNT
               Equal payments of the amount chosen until the amount left under this option, with interest of not less than 31/2% per year, is exhausted. The final payment will be for the balance only.



                                      Page 21
1151(21/22)U                                                 PRINTED IN U.S.A.

INCOME         OPTION 3 - INCOME FOR FIXED PERIOD
SETTLEMENT     Payments, determined from the table below, are guaranteed for the
 OPTIONS       number of years chosen.  The first payment will be due on the
(CONTINUED)    date proceeds are applied under this option.



                            MONTHLY PAYMENTS                       MONTHLY PAYMENTS
                 NUMBER      PER $1,000 OF          NUMBER          PER $1,000 OF
               OF YEARS        PROCEEDS           OF YEARS            PROCEEDS
                   1             $84.65              10                 $9.83
                   2              43.05              15                  7.10
                   3              29.19              20                  5.75
                   4              22.27              25                  4.96
                   5              18.12              30                  4.45

               OPTION 4 - LIFE INCOME
               Payments, determined from the table shown below for the option elected, are based on the payee's age nearest birthday on the day the first payment becomes due. The first payment will be due on the date proceeds are applied under this option. The Life Income available are:
               (a)  Payments only while the payee is alive.
               (b) Payment guaranteed for 10 years; then continuing while the payee is alive.

               MONTHLY PAYMENTS PER $1,000 OF PROCEEDS

                     MONTHLY PAYMENTS PER $1,000 OF PROCEEDS
PAYEE'S   OPTION 4     OPTION 4B                 OPTION 4A      OPTION 4B
 AGE     LIFE ONLY  10 YRS. CERTAIN  PAYEE'S     LIFE ONLY    10 YRS. CERTAIN

  20       $3.29        $3.29            68           $6.37       $6.08
  25        3.38         3.38            69            6.57        6.24
  30        3.49         3.49            70            6.79        6.40
  35        3.63         3.62            71            7.02        6.56
  40        3.81         3.80            72            7.27        6.73
  45        4.03         4.01            73            7.54        6.91
  50        4.32         4.29            74            7.83        7.09
  51        4.38         4.35            75            8.14        7.27
  52        4.45         4.41            76            8.47        7.46
  53        4.52         4.48            77            8.84        7.65
  54        4.60         4.55            78            9.22        7.83
  55        4.68         4.63            79            9.64        8.01
  56        4.77         4.71            80           10.10        8.19
  57        4.86         4.80            81           10.58        8.36
  58        4.96         4.88            82           11.11        8.53
  59        5.06         4.98            83           11.67        8.69
  60        5.17         5.08            84           12.27        8.83
  61        5.29         5.18            85           12.92        8.97
  62        5.42         5.29            86           13.61        9.09
  63        5.55         5.41            87           14.35        9.20
  64        5.69         5.53            88           15.13        9.30
  65        5.85         5.66            89           15.97        9.39
  66        6.01         5.80            90           16.85        9.47
  67        6.19         5.94

                                      Page 22
1151(21/22)U                                           PRINTED IN U.S.A.

                    HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
                         HARTFORD, CONNECTICUT  06104-2999
                            (A STOCK INSURANCE COMPANY)
                                  (THE "COMPANY")





                          NATIONAL SERVICE CENTER ADDRESS:
                                   P.O. BOX 59179
                           MINNEAPOLIS, MINNESOTA  55459






CASH SURRENDER VALUE PAYABLE ON THE SCHEDULED MATURITY DATE, UNLESS EXTENDED BY
                                 ELECTION OF OWNER
             DEATH PROCEEDS PAYABLE AT DEATH OF LAST SURVIVING INSURED
                              ADJUSTABLE DEATH BENEFIT
                        PREMIUMS PAYABLE AS SHOWN ON PAGE 3
                                 NON-PARTICIPATING





THE PORTIONS OF THE ACCOUNT VALUES PROVIDED BY THIS CONTRACT THAT ARE IN THE SUB-ACCOUNTS ARE BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT. THEY ARE VARIABLE AND NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT. THE AMOUNT OF THE DEATH BENEFIT MAY BE FIXED OR VARIABLE DEPENDING ON THE INVESTMENT EXPERIENCE OF THAT SEPARATE ACCOUNT. THE DEATH BENEFIT GUARANTEE AMOUNT IS A DEATH BENEFIT GUARANTEE SUBJECT TO THE CONDITIONS DESCRIBED ON PAGE 14.


                                        [LOGO]


                           LAST SURVIVOR FLEXIBLE PREMIUM
                           VARIABLE LIFE INSURANCE POLICY



LA-1151(98)                                                    PRINTED IN U.S.A.

                              [LOGO]
                             HARTFORD LIFE


SINGLE LIFE YEARLY
RENEWABLE TERM LIFE
INSURANCE RIDER

BENEFIT We will pay the Rider Face Amount upon receipt at Our National Service Center of due proof of the Designated Insured's death while the Policy and this rider were in force.

DEFINITIONS         The definitions in this section apply to the following words and phrases whenever and wherever they appear in this rider.
                    The period for which this rider is payable is shown in the Additional Benefits and Riders section of the Policy
                    Specifications.

                    DESIGNATED INSURED means the person shown in the Additional Benefits and Riders section of the Policy Specifications.

                    RIDER ANNIVERSARY means an anniversary of the Rider Date. Similarly, Rider Years are measured from the Rider Date.

                    TERMINATION DATE means the date so shown for this rider in the Additional Benefits and Riders section of the Policy Specifications.

RIDER DEATH         There are two Death Benefit options available under this
                    rider.
    BENEFIT         1.   Under the Level Death Benefit Option, the Rider Death
                         Benefit is the Rider Face Amount on the date of Designated Insured's death.
                    2.   Under the Return of Premium Death Benefit Option, the
                         Rider Death Benefit is the Rider Face Amount on the date of the Designated Insured's death plus the sum of all the premiums paid to the date of the designated
                         Insured's death.

                    The Death Benefit Option and the Rider Face Amount for this rider are shown in the Additional Benefits and Riders section of the Policy Specifications.

RIDER CHARGE        The monthly charge for this rider in any rider year is equal to:
                    (a)  the rider rate per $1,000 for the year; multiplied by
                    (b)  the Rider Face Amount; divided by
                    (c)  $1,000.

                    The monthly charge for this rider will be deducted on each Monthly Activity Date from the Account Value as part of the Monthly Deduction Amount.

                    The rider rate is determined annually on the Rider Anniversary. It is based on the Policy Year, sex, Issue Age and insurance class of the designated Insured.

                    The rider rate per $1,000 for a designated Insured will be determined by Us based on future expectations for such factors as mortality, expenses, interest, persistency and taxes. Any change We make will be on a uniform basis for Insureds of the same Issue Age, sex and insurance class. No changes in insurance class or cost will occur on account of deterioration of the Insured's health.

                    The rider rates used per $1,000 for a designated Insured will not exceed those in the Table of Monthly Maximum Rates, shown on the Rider Specifications Page.


LA-1150(98)                                               Printed in U.S.A.

GENERAL PROVISIONS  This rider is part of the Policy to which it is attached.
                    Except where this rider provides otherwise, it is subject to all conditions and limitations of such policy.

                    This rider is issued in consideration of the application, a copy of which is attached and payment of the required cost of this rider. The Date of Issue of this rider is shown in the Additional Benefits and Riders section of the Policy Specifications.

INCONTESTABILITY    We cannot contest this rider after it has been in force,
                    during the designated Insured's lifetime, for 2 years from its Date of Issue, except for non payment of the required cost of this rider.

SUICIDE If, within 2 years from the Date of Issue of this rider, the designated Insured dies by suicide, while sane or insane, Our liability under this rider will be limited to an amount equal to the total cost of this rider.

AGE AND SEX         If on the date of the designated Insured's death:

                    (a)  the Issue Age of the designated Insured is understated;
                         or
                    (b) the sex of the designated Insured is incorrectly stated such that it resulted in lower rider costs,

                    the Rider Death Benefit will be reduced to the amount that would have been provided by the last rider cost at the correct Issue Age and/or sex of the designated Insured.

                    If on the date of the designated Insured's death:

                    (a)  the Issue Age of the designated Insured is overstated;
                         or
                    (b) the sex of the designated Insured is incorrectly stated such that it resulted in higher rider costs,

                    the Rider Death Benefit will be adjusted by the return of all excess rider costs prior to the date of the designated Insured's death.

TERMINATION         To terminate this rider, notify Us In Writing.  Termination will occur on the Monthly Activity Date next following the date We receive the written request. Otherwise, it will continue to the earliest of the following:

                    (a)  this rider's termination date; or
                    (b)  the Policy's Scheduled Maturity Date; or
                    (c)  when the Policy terminates; or
                    (d)  upon the death of the designated Insured; or
                    (e) when this rider explicitly terminates pursuant to a provision in the Policy.


                    Signed for HARTFORD LIFE AND ANNUITY INSURANCE COMPANY


                    /s/Lynda Godkin              /s/ Lowndes A. Smith
                    -----------------------      --------------------------
                   Lynda Godkin, SECRETARY       Lowndes A. Smith, PRESIDENT


LA-1150(98)                                                   Printed in U.S.A.

                             [LOGO]
                             HARTFORD LIFE


SINGLE LIFE YEARLY
RENEWABLE TERM LIFE
INSURANCE RIDER

BENEFIT We will pay the Rider Face Amount upon receipt at Our National Service Center of due proof of the Designated Insured's death while the Policy and this rider were in force.

DEFINITIONS         The definitions in this section apply to the following words and phrases whenever and wherever they appear in this rider.
                    The period for which this rider is payable is shown in the Additional Benefits and Riders section of the Policy
                    Specifications.

                    DESIGNATED INSURED means the person shown in the Additional Benefits and Riders section of the Policy Specifications.

                    RIDER ANNIVERSARY means an anniversary of the Rider Date. Similarly, Rider Years are measured from the Rider Date.

                    TERMINATION DATE means the date so shown for this rider in the Additional Benefits and Riders section of the Policy Specifications.

RIDER DEATH         There are two Death Benefit options available under this
                    rider.
    BENEFIT         1.   Under the Level Death Benefit Option, the Rider Death
                         Benefit is the Rider Face Amount on the date of Designated Insured's death.
                    2.   Under the Return of Premium Death Benefit Option, the
                         Rider Death Benefit is the Rider Face Amount on the date of the Designated Insured's death plus the sum of all the premiums paid to the date of the designated
                         Insured's death.

                    The Death Benefit Option and the Rider Face Amount for this rider are shown in the Additional Benefits and Riders section of the Policy Specifications.

RIDER CHARGE        The monthly charge for this rider in any rider year is equal to:
                    (a)  the rider rate per $1,000 for the year; multiplied by
                    (b)  the Rider Face Amount; divided by
                    (c)  $1,000.

                    The monthly charge for this rider will be deducted on each Monthly Activity Date from the Account Value as part of the Monthly Deduction Amount.

                    The rider rate is determined annually on the Rider Anniversary. It is based on the Policy Year, Issue Age and insurance class of the designated Insured.

                    The rider rate per $1,000 for a designated Insured will be determined by Us based on future expectations for such factors as mortality, expenses, interest, persistency and taxes. Any change We make will be on a uniform basis for Insureds of the same Issue Age and insurance class. No changes in insurance class or cost will occur on account of deterioration of the Insured's health.

                    The rider rates used per $1,000 for a designated Insured will not exceed those in the Table of Monthly Maximum Rates, shown on the Rider Specifications Page.


LA-1150(98)U                                                  Printed in U.S.A.

GENERAL PROVISIONS  This rider is part of the Policy to which it is attached.
                    Except where this rider provides otherwise, it is subject to all conditions and limitations of such policy.

                    This rider is issued in consideration of the application, a copy of which is attached and payment of the required cost of this rider. The Date of Issue of this rider is shown in the Additional Benefits and Riders section of the Policy Specifications.

INCONTESTABILITY    We cannot contest this rider after it has been in force,
                    during the designated Insured's lifetime, for 2 years from its Date of Issue, except for non payment of the required cost of this rider.

SUICIDE If, within 2 years from the Date of Issue of this rider, the designated Insured dies by suicide, while sane or insane, Our liability under this rider will be limited to an amount equal to the total cost of this rider.

AGE If on the date of the designated Insured's death, the Issue Age of the designated Insured is understated, the Rider Death Benefit will be reduced to the amount that would have been provided by the last rider cost at the correct Issue Age of the designated Insured.

                    If on the date of the designated Insured's death, the Issue Age of the designated Insured is overstated, the Rider Death Benefit will be adjusted by the return of all excess rider costs prior to the date of the designated Insured's death.

TERMINATION         To terminate this rider, notify Us In Writing.  Termination will occur on the Monthly Activity Date next following the date We receive the written request. Otherwise, it will continue to the earliest of the following:

                    (a)  this rider's termination date; or
                    (b)  the Policy's Scheduled Maturity Date; or
                    (c)  when the Policy terminates; or
                    (d)  upon the death of the designated Insured; or
                    (e) when this rider explicitly terminates pursuant to a provision in the Policy.


                    Signed for HARTFORD LIFE AND ANNUITY INSURANCE COMPANY


                    /s/Lynda Godkin              /s/ Lowndes A. Smith
                    -----------------------      --------------------------
                    Lynda Godkin, SECRETARY       Lowndes A. Smith, PRESIDENT


LA-1150(98)U                                                 Printed in U.S.A.